UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Alimera Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Alimera Sciences, Inc.

6310 Town Square, Suite 400

Alpharetta, Georgia 30005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 1, 2023

To the Stockholders of Alimera Sciences, Inc.:

The annual meeting of stockholders (the “Annual Meeting”) of Alimera Sciences, Inc. (“Alimera” or the “Company”) will be held exclusively online via the Internet on Tuesday,  August 1, 2023, at 9:30 a.m. Eastern Time. The purposes of the meeting are:

1.	To elect three Class I directors (Proposal 1);
2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 2);
3.	To approve, on an advisory basis, the compensation of our named executive officers (Proposal 3);
4.	To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers (Proposal 4);
5.	To approve the adoption of the Alimera Sciences, Inc. 2023 Equity Incentive Plan (the “2023 Plan”) (Proposal 5);
6.

To approve the issuance of shares of our common stock upon conversion of our Series B Convertible Preferred Stock (the “Series B Preferred”), and the issuance of shares of common stock upon exercise of certain warrants (the “Warrants”) (Proposal 6); and

7.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors (the “Board”) has fixed the close of business on June 8, 2023 as the record date (the “record date”) for determining holders of our common stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. On the record date, there were 8,805,727 shares of common stock issued and outstanding.

The Notice of Annual Meeting of Stockholders, proxy statement for the Annual Meeting (the “Proxy Statement”) and accompanying form of proxy card are first being sent to stockholders on or about June 29, 2023. We encourage you to review these proxy materials and vote your shares.

The Annual Meeting will be presented exclusively online at www.virtualshareholdermeeting.com/ALIM2023. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions to management during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ALIM2023 and entering the 16-digit control number included on your proxy card.

Our Board of Directors recommends that you vote “FOR” each director nominee,  “FOR” Proposals 2, 3, 5 and 6 and “1 YEAR” for Proposal 4.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting. Instructions for voting are described in the proxy materials.

By order of the Board of Directors,

/s/ Richard S. Eiswirth, Jr.

Richard S. Eiswirth, Jr.

President and Chief Executive Officer

Alpharetta, Georgia

June 29,  2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 1, 2023:

The Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at www.proxyvote.com.

ALIMERA SCIENCES, INC.

Proxy Statement

For the Annual Meeting of Stockholders

To Be Held on August 1, 2023

ALIMERA SCIENCES, INC.

6310 Town Square, Suite 400

Alpharetta, Georgia 30005

(678) 990-5740

PROXY STATEMENT FOR THE

2023 ANNUAL MEETING OF STOCKHOLDERS

INTRODUCTION

2023 Annual Meeting of Stockholders

This Proxy Statement and associated proxy card are furnished in connection with the solicitation of proxies to be voted at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Alimera Sciences, Inc. (“we,” “us,” the “Company” or “Alimera”), which will be held on Tuesday, August 1, 2023, at 9:30 a.m. Eastern Time virtually via the Internet at www.virtualshareholdermeeting.com/ALIM2023. You will need to enter the 16-digit control number included on your proxy card to enter the Annual Meeting via the online web portal.

By visiting this website, you may attend the Annual Meeting virtually online, vote your shares electronically and submit your questions to management during the Annual Meeting.

Proposals to be Voted on at the Annual Meeting

The following matters are scheduled to be voted on at the Annual Meeting:

·

Proposal 1: To elect three Class I directors nominated by our Board of Directors (“Board”) and named in this Proxy Statement to serve a term of three years until our 2026 annual meeting of stockholders;

·	Proposal 2: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023;
·	Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers;
·	Proposal 4: To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers;
·	Proposal 5: To approve the adoption of the Alimera Sciences, Inc. 2023 Equity Incentive Plan (the “2023 Plan”); and
·

Proposal 6: To approve the issuance of shares of our common stock upon conversion of our Series B Convertible Preferred Stock (the “Series B Preferred”) and the issuance of shares of common stock upon exercise of certain warrants (the “Warrants”).

To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

No cumulative voting rights are authorized, and appraisal or dissenters’ rights are not applicable to these matters.

Our “named executive officers” in this Proxy Statement, as determined under applicable SEC rules for smaller reporting companies like Alimera, are:

·	Richard S. Eiswirth, Jr., our President and Chief Executive Officer;
·	David Holland, our Chief Marketing Officer, Senior Vice President Corporate Communications and Managed Markets; and
·	Philip Ashman, Ph.D., our Chief Operating Officer and Senior Vice President Commercial Operations Europe.

If you have any questions, require any assistance with voting your shares or need additional copies of this Proxy Statement or voting materials, please contact:

Investor Relations

Alimera Sciences, Inc.

6310 Town Square, Suite 400

Alpharetta, Georgia 30005

(678) 990-5740

ir@alimerasciences.com

or

CORE IR

(516) 222-2560

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?

You received these proxy materials because you owned shares of Alimera common stock as of June 8, 2023, the record date for the Annual Meeting, and our Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement describes matters on which we would like you to vote at the Annual Meeting. It also gives you information on these matters so that you can make an informed decision.

Will I receive any other proxy materials?

Rules adopted by the Securities and Exchange Commission (the “SEC”) allow companies to send stockholders a notice of internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of proxy materials to our stockholders. However, we have taken advantage of the internet distribution option in the past and may do so again in the future. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of annual meeting and proxy statement online. They would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

How do I attend the Annual Meeting online?

We will host the Annual Meeting exclusively live online. Any stockholder can attend the Annual Meeting live online and submit questions during the meeting at www.virtualshareholdermeeting.com/ALIM2023. To enter the Annual Meeting, you will need the 16-digit control number included on your proxy card. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ALIM2023. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:15 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record of our common stock at the close of business on the record date will be entitled to vote at the Annual Meeting. On the record date, 8,805,727 shares of our common stock were outstanding. Our Series B Preferred, of which 78,617 shares were outstanding on the record date, are currently non-voting and non-convertible. Only outstanding shares of our common stock are entitled to vote at the Annual Meeting on the matters described in this Proxy Statement.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be accessible for 10 days before the meeting at our principal place of business, 6310 Town Square, Suite 400, Alpharetta, Georgia 30005, between the hours of 9:00 a.m. and 5:00 p.m. local time. In addition, during the Annual Meeting that list of stockholders will be available for examination at www.virtualshareholdermeeting.com/ALIM2023.

How do I vote my shares without attending the Annual Meeting?

If on the record date your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or, if you received a proxy card by mail, by mail as described below. Stockholders of record also may attend the Annual Meeting virtually and vote during the Annual Meeting.

·

You may vote by using the Internet. The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on July 31, 2023, the day before the Annual Meeting. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

·

You may vote by telephone. The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on July 31, 2023. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

·	You may vote by mail. Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope. Your proxy card must be received by the close of business on July 31, 2023.

When you vote by any of the above methods, you appoint Russell L. Skibsted, our Chief Financial Officer, and Christopher S. Visick, our Vice President, General Counsel and Secretary, as your representatives (or proxyholders) at the Annual Meeting. By doing so, you ensure that your shares will be voted whether or not you attend the Annual Meeting. The proxyholders will vote your shares at the Annual Meeting as you have instructed them.

In addition, the proxyholders, in their discretion, are further authorized to vote (a) for the election of a person to the Board if a nominee named in this Proxy Statement becomes unable to serve or for good cause will not serve, (b) on any matter that the Board did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (c) on other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

If you hold shares through a bank or broker (i.e., in “street name”), please refer to your proxy card, or other information forwarded by your bank or broker to see which voting options are available to you.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend. However, if you desire to vote at the Annual Meeting and hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote virtually at the Annual Meeting.

How do I vote at the Annual Meeting?

We will be hosting the Annual Meeting live via webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/ALIM2023. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

·	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ALIM2023.
·	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/ALIM2023 on the day of the Annual Meeting.
·	Webcast starts at 9:30 a.m., Eastern Time on August 1, 2023.
·	You will need your 16-digit control number to enter the Annual Meeting.
·	Stockholders may submit questions while attending the Annual Meeting via the Internet.
·	Webcast replay of the Annual Meeting will be available until July 31, 2024.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

·	You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;
·	You may deliver a written notice that you are revoking your proxy to the Secretary of Alimera at 6310 Town Square, Suite 400, Alpharetta, Georgia 30005; or
·	You may attend the Annual Meeting virtually and vote your shares at the Annual Meeting. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.

Will there be a question-and-answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Question and Answer (“Q&A”) session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How do I attend the Annual Meeting online?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

·	irrelevant to the business of the Company or to the business of the Annual Meeting;
·	related to material non-public information of the Company, including the status or results of our business since our most recent Quarterly Report on Form 10-Q;
·	related to any pending, threatened or ongoing litigation;
·	related to personal grievances;
·	derogatory references to individuals or that are otherwise in bad taste;
·	substantially repetitious of questions already made by another stockholder;
·	in furtherance of the stockholder’s personal or business interests; or
·	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the chair of the Annual Meeting or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please contact technical support as directed on the virtual meeting website.

How many votes do you need to hold the Annual Meeting?

Under our amended and restated bylaws, a quorum will be present if the holders of a majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. On the record date, there were 8,805,727 shares of common stock outstanding and entitled to vote. Therefore, for us to have a quorum, shares entitled to 4,402,864 votes must be represented by stockholders present at the Annual Meeting or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting virtually and vote at that time. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the stockholders entitled to vote at the meeting, present or represented, will have the power to adjourn the meeting from time to time until a quorum shall be present or represented.

What matters will be voted on at the Annual Meeting?

The following matters are scheduled to be voted on at the Annual Meeting:

·	Proposal 1: To elect three Class I directors nominated by our Board and named in this Proxy Statement to serve a term of three years until our 2026 annual meeting of stockholders;
·	Proposal 2: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023;
·	Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers;
·	Proposal 4: To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers;
·	Proposal 5: To approve the adoption of the Alimera Sciences, Inc. 2023 Plan; and
·	Proposal 6: To approve the issuance of shares of our common stock upon conversion of the Series B Preferred and the issuance of shares of common stock upon exercise of the Warrants.

No cumulative voting rights are authorized, and appraisal or dissenters’ rights are not applicable to these matters.

What will happen if I do not vote my shares?

Stockholder of Record: Shares Registered in Your Name. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or virtually at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. Brokers, banks or other nominees who hold shares of our common stock for a beneficial owner in “street name” have the discretion to vote on “routine” proposals when they have not received voting instructions from the beneficial owner at least 10 days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers that are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 is the only routine matter in this Proxy Statement. Therefore, your broker has the discretion to vote your shares on Proposal 2 but does not have discretion to vote your shares on Proposals 1, 3, 4, 5 or 6.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the Annual Meeting in accordance with your wishes.

How may I vote for each proposal and what is the vote required for each proposal?

Proposal 1: Election of Class I directors.

With respect to Proposal 1, you may:

·	vote FOR the election of the three nominees for director;
·	WITHHOLD your vote for the three nominees for director; or
·	vote FOR the election of the three nominees for director except for one or more particular nominees.

Directors are elected by a plurality of the votes cast at the Annual Meeting, meaning the nominees who are properly nominated in accordance with our amended and restated bylaws and receive the three highest FOR votes will be elected.

Only votes cast FOR a nominee will be counted. An instruction to WITHHOLD authority to vote for a nominee will result in the nominee receiving fewer votes but will not count as a vote against the nominee. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

You may vote FOR or AGAINST or ABSTAIN from voting on each of Proposal 2, Proposal 3, Proposal 5 and Proposal 6. For each proposal to be approved, we must receive a FOR vote from the holders of a majority of all those outstanding shares that (a) are present or represented by proxy at the Annual Meeting, and (b) are cast either affirmatively or negatively on the proposal.

You may vote “1 YEAR,” “2 YEARS,” “3 YEARS,” or ABSTAIN from voting on Proposal 4.

Abstentions and broker non-votes (if any) will not be counted FOR or AGAINST Proposal 2, Proposal 3, Proposal 4, Proposal 5 and Proposal 6 and will have no effect on any of these proposals.

How does the Board recommend that I vote?

The Board recommends that you vote:

· “FOR” each director nominee
· “FOR” Proposals 2, 3, 5 and 6
· “1 YEAR” for Proposal 4

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

·	Proposal 1: “FOR” the election of each nominee for director.
·	Proposal 2: “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023.
·	Proposal 3: “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers as set forth in this Proxy Statement.
·	Proposal 4: “1 YEAR” for the frequency of future stockholder advisory votes on the compensation of our named executive officers.
·	Proposal 5: “FOR” the approval of the adoption of the 2023 Plan.
·	Proposal 6: “FOR” the approval of the issuance of shares of our common stock upon conversion of the Series B Preferred and the issuance of shares of common stock upon exercise of the Warrants.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the Annual Meeting. The proxyholders, in their discretion, are further authorized to vote (a) for the election of a person to the Board if a nominee named in this Proxy Statement becomes unable to serve or for good cause will not serve, (b) on any matter that the Board did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (c) on other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

What happens if a director nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may either:

· reduce the number of directors that serve on the Board; or
· designate a substitute nominee.

If the Board designates a substitute nominee, the proxyholders will exercise their discretion as described above and vote for the substitute nominee.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board. In addition to this solicitation, our officers, directors and employees may solicit proxies in person, by telephone, or by other means of communication. Officers, directors and employees will not be paid any additional compensation for soliciting proxies. In addition, we may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Why are we holding a virtual meeting again this year?

We have held our annual meeting of stockholders virtually through the Internet since 2017. We believe this format provides expanded access, lower healthcare risk, improved communication, and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. We believe that hosting a virtual meeting is in the best interests of the Company and our stockholders.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on that proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than four business days following the conclusion of the Annual Meeting.

How can I find Alimera’s proxy materials and Annual Report on the Internet?

This Proxy Statement and the Annual Report are available at our corporate website at www.alimerasciences.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

How do I obtain a separate set of Alimera’s proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions receive only one copy of proxy materials. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the proxy materials mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your proxy materials. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies of the proxy materials at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your proxy materials.

Whom should I call if I have any questions?

If you have any questions, would like additional Alimera proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, Alimera Sciences, Inc., by mail at 6310 Town Square, Suite 400, Alpharetta, Georgia 30005, by telephone at (678) 990-5740 or by email at ir@alimerasciences.com; or CORE IR by telephone at (516) 222-2560.

Can I submit a proposal for inclusion in the proxy statement for the 2024 annual meeting?

Our stockholders may submit proper proposals (other than the nomination of directors) for inclusion in our proxy statement and for consideration at our 2024 annual meeting of stockholders by submitting their proposals in writing to the Secretary of Alimera in a timely manner. To be considered for inclusion in our proxy materials for the 2024 annual meeting of stockholders, stockholder proposals must:

·

be received by the Secretary of Alimera no later than the close of business on February 28, 2024 (which is the 120th day prior to the first anniversary of the date that we first sent this Proxy Statement to our stockholders for this Annual Meeting); and

·	otherwise comply with the requirements of Delaware law, Rule 14a-8 of the Exchange Act and our amended and restated bylaws.

Unless we receive notice in the foregoing manner, the proxyholders shall have discretionary authority to vote for or against any such proposal presented at our 2024 annual meeting of stockholders. If we change the date of the 2024 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2024 annual meeting of stockholders.

Can I submit a nomination for director candidates and proposals not intended for inclusion in the proxy statement for the 2024 annual meeting?

Our stockholders who wish to nominate persons for election to the Board at the 2024 annual meeting of stockholders or present a proposal at the 2024 annual meeting of stockholders, but who do not intend for such proposal to be included in our proxy materials for such meeting, must deliver written notice of the nomination or proposal to Alimera Sciences, Inc., 6310 Town Square, Suite 400, Alpharetta, Georgia 30005, Attention: Secretary, no earlier than April 13, 2024 and no later than May 13, 2024.  However, if the 2024 annual meeting of stockholders is held earlier than July 2, 2024 or later than August 31, 2024 nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to the 2024 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of the 2024 annual meeting. In addition, if the number of directors to be elected to the Board is increased and we do not publicly announce all of the nominees for election or specify the size of the increase by May 3, 2024, then proposals with respect to nominees for any new positions created by the increase in Board size must be delivered to the address listed above no later than the 10th day following such public announcement. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our amended and restated bylaws. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Alimera’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 2, 2024.

Where can I obtain a copy of the Company’s amended and restated bylaws?

A copy of our amended and restated bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. A current copy of our amended and restated bylaws is also available at our corporate website at www.alimerasciences.com. Such requests and all notices of proposals and director nominations by stockholders should be sent to Alimera Sciences, Inc., 6310 Town Square, Suite 400, Alpharetta, Georgia 30005, Attention: Secretary.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Board is currently composed of eight directors divided into three classes with staggered three-year terms as shown below. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. This classification of the Board of Directors into three classes with staggered three-year terms may have the effect of delaying or preventing changes in our control or management. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

		Annual Meeting at which
Director Class	Directors in the Class	Term of Office Expires

Class I	C. Daniel Myers	2023
	John Snisarenko
	Michael Kaseta
Class II	Richard S. Eiswirth, Jr.	2024
	Jason Werner

Class III	Erin Parsons	2025
	Peter J. Pizzo, III
	Adam Morgan

Nominees for Election as Class I  Directors at the Annual Meeting

This year’s nominees for election to the Board as Class I  directors are C. Daniel Myers, John Snisarenko and Michael Kaseta, each to serve for a term of three years expiring at the 2026 annual meeting of stockholders, or until his successor has been duly elected and qualified or until his earlier death, resignation or removal. The age of each director as of June 8, 2023 is set forth below. Each of the nominees is currently a member of our Board and has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve if elected. However, Mr. Myers has informed the Board of his intention to resign effective upon such time as our stockholders approve Proposal 6 or a similar proposal (such approval, “Stockholder Approval”). In connection with Mr. Myers’ conditional resignation and in recognition of his significant contributions to Alimera, the Company expects to name Mr. Myers to the role of Chairman Emeritus, a non-voting advisory role to the Board, upon Stockholder Approval.

		Positions and Offices	Director	Other Public Boards
Name	Age	Held with Company	Since	(1)

C. Daniel Myers	69	Chair of the Board	2003	1
John Snisarenko	60	Director	2019	0

Michael Kaseta	47	Director	2023	0

(1) Number of other boards of directors of public companies on which the director currently serves.

Below is additional information about each of the nominees as of the date of this Proxy Statement, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and the Board to determine that the directors should serve as one of our directors.

C. Daniel Myers is one of our co-founders and has served as a director since the founding of the Company in 2003 and as chair of our nominating and corporate governance committee since March 2023. He served as our Chief Executive Officer from 2003 until January 2019, when he retired from that role, was elected Chair of the Board. Mr. Myers served as a consultant to us upon his retirement until December 2021. Before co-founding the Company, Mr. Myers was an initial employee of Novartis Ophthalmics (formerly CIBA Vision Ophthalmics) and served as its Vice President of Sales and Marketing from 1991 to 1997 and as President from 1997 to 2003. In addition, Mr. Myers served on the board of directors of Ocular Therapeutix, Inc. from 2009 to 2012. From April 2020 until April 2022, Mr. Myers served as the CEO of MediPrint Ophthalmics, Inc. (formerly Leo Lens Technology Co., Inc.), a privately held San Diego, California-based clinical stage eye care pharmaceutical company. Mr. Myers has served on the board of directors of Kala Pharmaceuticals, Inc., a commercial-stage biopharmaceutical company focused on the discovery, development, and commercialization of innovative therapies for diseases of the eye, since October 2021. Mr. Myers holds a Bachelor of Science in Industrial Management from the Georgia Institute of Technology. We believe that Mr. Myers is qualified to serve on our Board because of his decades of ophthalmic pharmaceutical experience, including over 20 years in the roles of president or chief executive officer.

John Snisarenko has been a member of the Board since July 2019. Mr. Snisarenko served as Chief Commercial Officer of Oyster Point Pharma, Inc. from September 2019 until his retirement in July 2022. He previously served as Group Vice President and Head of the Ophthalmics Franchise of Shire (now Takeda) from June 2017 until June 2019. Mr. Snisarenko led a large, multidisciplinary team in Shire’s launch of Xiidra and also served as a member of Shire’s Commercial Leadership Team. In 2019, Mr. Snisarenko was a key member in the divestiture of the Ophthalmology Franchise to Novartis Pharma. Prior to joining Shire, Mr. Snisarenko was the Franchise Head responsible for the commercial activities within Genentech’s Ophthalmology (Lucentis®) and Rheumatology (Rituxan®, Actemra®) franchises for 10 years. A 30 plus year veteran of the pharmaceutical/biotech industry, Mr. Snisarenko also held various positions of increasing responsibility at CIBA Vision / Novartis Pharma. In his last nine years, he served as Vice President and Business Unit Head for Novartis Ophthalmics, holding general management responsibilities for the Canadian business. Mr. Snisarenko has held numerous advisory board positions and was a board member for the Foundation Fighting Blindness in Canada. He holds a B.Sc. in Biochemistry and an MBA in Marketing and International Business from McGill University in Montreal, Canada. We believe that Mr. Snisarenko is qualified to serve on our Board because of his 30 plus years of pharmaceutical/biotech experience, including his many years of ophthalmic pharmaceutical experience.

Michael Kaseta has been a member of the Board since March 2023.  Mr. Kaseta has served as Chief Financial Officer of Liquidia Corporation since November 2020. Mr. Kaseta served as Chief Financial Officer of Aerami Therapeutics, Inc., a privately held biotech company focused on the development of improved therapies for the treatment of severe respiratory diseases, including pulmonary arterial hypertension, from January 2019 until November 2020, and served as Chief Financial Officer of Aralez Pharmaceuticals Inc., a former specialty pharmaceutical company (“Aralez”), beginning in March 2018. Aralez filed for bankruptcy protection in August 2018, and Mr. Kaseta remained Chief Financial Officer of Aralez until his departure in January 2019. Mr. Kaseta previously served as Head of Finance and Interim Chief Financial Officer of Aralez from November 2017 until March 2018 and Corporate Controller from September 2016 until November 2017.  Prior to joining Aralez, Mr. Kaseta held various positions at Sanofi S.A., a global biopharmaceutical company focused on human health, including most recently Chief Financial Officer Sanofi North America, Global Services, from April 2015 through September 2016. Mr. Kaseta was previously the Vice President Sanofi NA Pharma Controlling from January 2013 through April 2015, Vice President, Sanofi Financial Shared Services from March 2007 through December 2013 and Director of Technical Accounting from 2005 to 2007. Mr. Kaseta holds a BBA in accounting from James Madison University and is a CPA (inactive) licensed in the state of New Jersey. We believe that Mr. Kaseta is qualified to serve on our Board because of his years of pharmaceutical industry, financial operations, and strategy experience.

Required Vote and Recommendation of the Board of Directors for Proposal 1

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our directors. The three nominees receiving the most FOR votes among votes properly cast at the Annual Meeting will be elected to the Board as Class I  directors. You may vote FOR or WITHHOLD on each nominee for election as director. Shares represented by signed proxy cards and ballots submitted via the Internet at the Annual Meeting will be voted on Proposal 1 FOR the election of Mr. Myers, Mr. Snisarenko and Mr. Kaseta to the Board at the Annual Meeting, unless otherwise marked on the proxy card or ballot, respectively. A broker non-vote or a properly executed proxy (or ballot) marked WITHHOLD with respect to the election of a Class I  director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF

C. DANIEL MYERS, JOHN SNISARENKO AND MICHAEL KASETA TO THE BOARD.

Continuing Directors Not Standing for Election

Certain information about those directors whose terms do not expire at the Annual Meeting and who will otherwise continue to serve on the Board is furnished below, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and the Board to determine that the directors should serve as one of our directors. The age of each director as of June 8, 2023 is set forth below.

		Positions and Offices		Other
Name	Age	Held with Company	Director Since	Boards (1)

Richard S. Eiswirth, Jr.	55	President, Chief Executive	2019	0
		Officer and Director
Jason Werner	45	Director	2023	0

Adam Morgan	44	Director	2023	1
Erin Parsons	47	Director	2021	1

Peter J. Pizzo, III	56	Director	2010	0

(1) Number of other boards of directors of public companies on which the director currently serves.

Class II Directors (Terms Expire in 2024)

Richard S. Eiswirth, Jr. has served as our Chief Executive Officer and a member of the Board since January 2019. Mr. Eiswirth had previously served as our President and Chief Financial Officer since January 2016. Before that, he served as our Chief Operating Officer and Chief Financial Officer from August 2010 until December 2015 and as our Chief Financial Officer from October 2005 to August 2010. From 2003 to 2005, Mr. Eiswirth served as founding partner of Brand Ignition Group, engaged in consumer products acquisition activities. From 2002 to 2005, Mr. Eiswirth served as President of Black River Holdings, Inc., a financial consultancy he founded in 2002. Mr. Eiswirth served as Chief Financial Officer and Senior Executive Vice President of Netzee, Inc., a provider of Internet banking solutions to community banks, from 1999 to 2002. Mr. Eiswirth held various positions with Arthur Andersen, where he began his career, from 1991 to 1999. Mr. Eiswirth serves as a director of Celtaxsys Inc., a privately held biotechnology company, where he also chairs the audit committee. Mr. Eiswirth previously served as chair, audit committee chair and member of the compensation committee of Jones Soda Co., a Seattle, Washington-based beverage company, and as director and audit committee chair of Color Imaging, Inc., a Norcross, Georgia based manufacturer of printer and copier supplies. Mr. Eiswirth was previously a CPA in Georgia. Mr. Eiswirth holds a B.A. in accounting from Wake Forest University. We believe that Mr. Eiswirth is qualified to serve on our Board because of his role as our President and Chief Executive Officer and his prior services as our Chief Operating Officer and Chief Financial Officer, his years of pharmaceutical industry experience and his experience as chair of the board of directors and audit committee chair of other companies.

Jason Werner has been a member of the Board since May 2023. Mr. Werner currently serves as Chief Executive Officer and a director of Sightstream Biotherapeutics, Inc., a preclinical stage biotechnology company, since May 2021. Mr. Werner previously served as Co-Founder and Chief Operating Officer of Eyevance Pharmaceuticals Holdings Inc., a developer of topical ophthalmic products, from September 2017 through its acquisition by Santen Pharmaceutical Co., Ltd. in September 2020. Prior to that, Mr. Werner held various positions in Commercial Development and Global Strategy at Sun Pharmaceutical Industries Ltd. and Inspire Pharmaceuticals, Inc., as well as front line sales for Pfizer Inc. Mr. Werner earned his Bachelor of Science in Business Administration from the University of New Hampshire. We believe that Mr. Werner is qualified to serve on our Board because of his years of pharmaceutical industry experience, including commercial, supply chain, manufacturing and corporate strategy experience.

Class III Directors (Terms Expire in 2025)

Adam Morgan has been a member of the Board since March 2023. Mr. Morgan has served as the Chief Investment Officer of Velan Capital Investment Management LP, a healthcare-dedicated investment firm based in Alpharetta, Georgia, since July 2020. Mr. Morgan also currently serves on the board of directors of Heron Therapeutics, Inc. (NASDAQ: HRTX), a publicly-listed biotechnology company focused on advancing the standard of care for acute and oncology patients, where he also serves as Chairman of the board of directors and as a member of the company’s nominating and corporate governance committee, since February 2023, and Health Outlook Corporation, a privately held developer of predictive healthcare technology and service based in New York, New York, where he also serves as chair of the company's audit committee, since January 2023. Previously, Mr. Morgan served as Senior Analyst at Broadfin Capital, LLC, a healthcare dedicated investment firm based in New York, New York, where he covered the Biotech and Pharmaceutical sectors, from February 2018 to June 2020. Prior to that, Mr. Morgan served as Senior Analyst at Iguana Healthcare Partners LLC, a healthcare-dedicated investment firm based in New York, New York, where he covered Medical Devices and Specialty Pharmaceuticals, from 2015 to January 2018. Mr. Morgan also served as an Analyst at Pura Vida Investments, LLC, a healthcare-focused investment firm, where he covered global Medical Devices, from 2014 to 2015. Earlier in his career, Mr. Morgan served as a Research Associate at Cowen and Company (a subsidiary of Cowen Inc.), a financial services company, on the firm's Medical Supplies and Devices team, from January 2014 to June 2014. Mr. Morgan earned his Bachelor of Science in Chemistry from the University of Minnesota and his MBA from the Carlson School of Management at the University of Minnesota. We believe that Mr. Morgan is qualified to serve on our Board because of his extensive investment experience in the pharmaceutical industry, together with his financial and corporate governance expertise.

Erin Parsons has been a member of the Board since November 2021. Ms. Parsons has served as Founder and President of Parsons Medical Communications, LLC, an agency providing scientific and strategic consulting to small and large companies in the ophthalmic space, since its founding in 2010. Ms. Parsons has served as a member of the board of directors of Kiora Pharmaceuticals, Inc., an ophthalmic specialty pharmaceutical company that develops therapies for the treatment of different types of eye diseases, since February 2022. Ms. Parsons is also involved with various associations in the eyecare space including Ophthalmic World Leaders, the Ophthalmology Innovation Summit (where she led a Masterclass on KOL Advocacy), and The Holland Foundation for Sight Restoration. Ms. Parsons received a Bachelor of Science in Biology from Wake Forest University. We believe that Ms. Parsons is qualified to serve on our Board because of her more than 20 years of experience working in the ophthalmic industry overseeing scientific strategy, medical communications, advocacy development, and peer-to-peer educational programs, much of this in the retina space.

Peter J. Pizzo, III has been a member of the Board since April 2010. Since August 2022, Mr. Pizzo has served as Chief Financial Officer of Intrinsic Therapeutics, Inc., a privately held medical device company that has developed and is commercializing a product to prevent reherniation and reoperation following lumbar discectomy surgery. From October 2019 until June 2022, Mr. Pizzo served as Chief Financial Officer for ControlRad, Inc, a privately held medical technology company focused on reducing unnecessary radiation exposure during fluoroscopically guided procedures. From October 2018 until September 2019, Mr. Pizzo provided financial consulting services to medical device companies. From 2005 until October 2018, Mr. Pizzo served as Chief Financial Officer of Carticept Medical, Inc., a private medical device company, and from its spinout from Carticept in December 2011 until its sale in October 2018, as Chief Financial Officer of Cartiva, Inc., a privately held orthopedic medical device company. From 2002 until its sale in 2005, Mr. Pizzo served as Chief Financial Officer of Proxima Therapeutics, Inc., a privately held medical device company. From 1996 to 2001, Mr. Pizzo worked for Serologicals Corporation, a publicly traded global provider of biological products to life science companies, ultimately serving as Chief Financial Officer. From 1995 to 1996, Mr. Pizzo served as Vice President of Administration and Controller of ValueMark Healthcare Systems, Inc., a privately held owner-operator of psychiatric hospitals. From 1992 until its sale in 1995, Mr. Pizzo served in various senior financial positions at Hallmark Healthcare Corporation, a publicly traded hospital management company. Mr. Pizzo holds a Bachelor of Science with Special Attainments in Commerce from Washington and Lee University. We believe that Mr. Pizzo is qualified to serve on our Board because of his years of experience in medical devices, biologics and healthcare services, including in the roles of vice president, finance and chief financial officer; and his status as an “audit committee financial expert” as such term is defined in the rules and regulations of the Securities and Exchange Commission.

CORPORATE GOVERNANCE

Independent Directors

Our common stock is listed on The Nasdaq Global Market (“Nasdaq”). The Nasdaq listing rules generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. The Nasdaq director independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by the Nasdaq listing rules, our Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.

Our Board has determined that none of our non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq. The independent members of our Board hold separate regularly scheduled executive session meetings at which only independent directors are present.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. Each of Peter J. Pizzo, III, John Snisarenko and Michael Kaseta qualify as an independent director pursuant to Rule 10A-3.

Board Committees

The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The Board and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time as appropriate. The independent directors of the Board also hold separate regularly scheduled executive session meetings at least twice a year at which only independent directors are present. The Board has delegated various responsibilities and authority to its committees. The committees regularly report on their activities and actions to the full Board. Each committee has a written charter that has been approved by the full Board. Copies of each charter are posted on our website at www.alimerasciences.com under the Investor Relations section. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement. The composition of these committees meets the criteria for independence under, and the functioning of these committees comply with, the applicable requirements of the Sarbanes-Oxley Act of 2002, the current Nasdaq listing rules, and SEC rules and regulations. We intend to comply with future requirements as they become applicable to us.

The following table provides membership and meeting information for each of the committees of the Board during 2022.

For members of committees who served for a period less than the entire year, the periods they served are noted.

			Number of
			Meetings Held in
Committee	Chair	Other Members	2022

Audit Committee	Peter J. Pizzo, III	John Snisarenko	7
		Brian K. Halak, Ph.D. (1)
Compensation Committee	Garheng Kong, M.D., Ph.D. (2)	James R. Largent (3)	3
		Erin Parsons
Nominating and Corporate	James R. Largent (3)	Brian K. Halak, Ph.D. (1)	1
Governance Committee		Peter J. Pizzo, III

(1) Dr. Halak resigned from our Board on February 24, 2023.

(2) Dr. Kong resigned from our Board on May 17, 2023.

(3) Mr. Largent resigned from our Board on March 24, 2023.

The primary responsibilities of each committee are described below.

Audit Committee

Our audit committee is comprised of Peter J. Pizzo, III, John Snisarenko and Michael Kaseta, each of whom is a non-employee member of our Board. Mr. Pizzo serves as the chair of the audit committee. Mr. Kaseta replaced Roger A. Sawheny, M.D. as a member of our audit committee following Dr. Sawheny’s resignation as a director in March 2023.

The audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships, and the audits of our financial statements. The full text of the audit committee’s charter is posted on the corporate governance section of our website at https://investors.alimerasciences.com/governance-documents#. Pursuant to its charter, the functions of the audit committee include, among other things:

•	appointing, retaining, approving the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	reviewing periodically our internal control over financial reporting and our disclosure controls and procedures;
•	meeting independently with our registered public accounting firm and management;
•	preparing the audit committee report required by SEC rules;
•	reviewing and approving or ratifying any related person transactions; and
•	overseeing our risk management program.

All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. Pizzo is an “audit committee financial expert” as defined by applicable SEC rules and has the financial sophistication required by applicable Nasdaq listing rules.

Both our independent registered public accounting firm and our internal financial personnel regularly meet with, and have unrestricted access to, the audit committee.

Compensation Committee

Our compensation committee is comprised of Adam Morgan, Erin Parsons and Peter J. Pizzo, III.  Mr. Morgan serves as the chair of the compensation committee. Mr. Morgan replaced James Largent as a member of our compensation committee following Mr. Largent’s resignation as a director in March 2023, and Mr. Pizzo replaced Dr. Kong as a member of our compensation committee following Dr. Kong’s resignation as a director in May 2023. Mr. Morgan was named chair of our compensation committee following Dr. Kong’s resignation. Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees.

The full text of the compensation committee’s charter is posted on the corporate governance section of our website at https://investors.alimerasciences.com/governance-documents#. Pursuant to the compensation committee charter, the functions of this committee include:

•	reviewing and approving our compensation strategy and philosophy;
•	reviewing and approving the corporate goals and objectives relevant to the compensation of our executive officers and evaluating performance in light of those goals;
•	reviewing and approving the corporate objectives that determine the compensation of our chief executive officer, evaluating his performance, and determining his salary and contingent compensation;
•	making recommendations to our Board with respect to non-employee director compensation
•	in consultation with our chief executive officer, evaluating the performance, and determining the salary and contingent compensation of our other executive officers;
•	overseeing and administering our equity incentive plans and employee benefit plans;
•	reviewing and approving policies and procedures relating to the perquisites and expense accounts of our executive officers; and
•

conducting a review of executive officer succession planning, as necessary; reporting its findings and recommendations to our Board; and working with the Board in evaluating potential successors to executive officer positions.

Our Board has determined that each of Adam Morgan, Erin Parsons and Peter J. Pizzo, III is independent under the applicable Nasdaq listing rules and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

Our chief executive officer assists our compensation committee in carrying out its functions, although he does not participate in deliberations or decisions with respect to his own compensation.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of C. Daniel Myers,  John Snisarenko and Jason Werner. Mr. Myers serves as chair of the nominating and corporate governance committee. Mr. Snisarenko and Mr. Werner replaced Ms. Parsons and Mr. Pizzo as members of the nominating and corporate governance committee in May 2023.

The full text of the nominating and corporate governance committee’s charter is posted on the corporate governance section of our website at https://investors.alimerasciences.com/governance-documents#. Pursuant to its charter, the functions of the nominating and corporate governance committee include, among other things:

•identifying, evaluating, and making recommendations to our Board and our stockholders concerning nominees for election to our Board, to each of its committees and committee chairs;

•considering stockholder nominees for election to our Board and conducting searches for potential Board members;

•annually reviewing the performance and effectiveness of our Board and developing and overseeing a performance evaluation process;

•annually evaluating the performance of management, the Board its committees against their duties and responsibilities relating to corporate governance;

•evaluating the size, composition and organization of the Board and its committees, and making recommendations to the Board for approval;

•regularly reviewing issues and developments related to corporate governance, and annually evaluating adequacy of our corporate governance structure, policies, and procedures; and

•generally advising the Board on corporate governance matters.

Our nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of our Company’s industry and market. Our nominating and corporate governance committee also considers other factors it deems appropriate.

In evaluating potential nominees to the Board, the nominating and corporate governance committee considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experience can enhance the effectiveness of the Board. Accordingly, as part of its evaluation of each candidate, the nominating and corporate governance committee takes into account that candidate’s background, experience, qualifications, attributes and skills that may complement, supplement or duplicate those of other prospective candidates and current directors.

When there is a vacancy on the Board, the nominating and corporate governance committee is responsible for considering various potential candidates for director. Our nominating and corporate governance committee considers bona fide candidates from all relevant sources, including current Board members, professional search firms, stockholders and other persons. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The nominating and corporate governance committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

Our nominating and corporate governance committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board or the nominating and corporate governance committee for consideration. If one of our stockholders wishes to recommend a director candidate for consideration by the nominating and corporate governance committee, the stockholder recommendation should be delivered to the Chair of the nominating and corporate governance committee at our principal executive offices, and must include information regarding the candidate and the stockholder making the recommendation as required by our amended and restated bylaws.

Board Diversity

The following table summarizes certain self-identified characteristics of our directors, in accordance with Nasdaq listing rules. Each term used in the table has the meaning given to it in such rules and related instructions.

Alimera Sciences, Inc. Board Diversity Matrix as of June 8, 2023

Total Number of Directors			8

Did Not
	Female	Male	Non-Binary	Disclose Gender

Part I: Gender Identity

Directors	1	7	—	—
Part II: Demographic Information

African American or Black	—	—	—	—

Alaskan Native or Native American	—	—	—	—

Asian	—	—	—	—

Hispanic or Latinx	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	1	7	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	—	—	—	—

Did Not Disclose Demographic Background	—	—	—	—

Board Meetings and Attendance

The Board held 19 meetings in 2022. None of our current incumbent directors attended fewer than 75% of the total number of meetings of the Board and any committees of the Board of which he or she was a member during the year ended December 31, 2022.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend our annual stockholder meetings. All of the directors attended the 2022 annual meeting.

Separation of CEO and Chair Roles

The Board separates the positions of Chief Executive Officer, held by Mr. Eiswirth, and Chair of the Board, held by Mr. Myers. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business activities, while allowing the Chair of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of our management. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chair of the Board, particularly as the Board’s oversight responsibilities continue to grow.

The Chair of the Board leads our Board. The Chair of the Board chairs all Board meetings, acts as liaison between the independent directors and management, approves Board meeting schedules, oversees the information distributed in advance of Board meetings and calls meetings of the Board. The Chair of the Board is also available to our in-house and outside corporate counsel to discuss and, as necessary, respond to stockholder communications to the Board. We believe that having different people serving in the roles of Chief Executive Officer and Chair of the Board is an appropriate and effective organizational structure for the Company.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has served as an officer or employee of Alimera. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.

Risk Oversight

The Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business, and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our Board to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic, and reputational risk. The audit committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention, and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor, or control such exposures. As part of its oversight of our executive compensation program, the compensation committee considers the impact of such program, and the incentives created by the compensation awards that it administers, on our risk profile, and is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of our Board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board as a whole.

Code of Business Conduct

The Board has adopted a code of business conduct that applies to each of our directors, officers, and employees. The full text of our code of business conduct is posted on the investor relations section of our website at https://investors.alimerasciences.com/. Any waiver of the code of business conduct for an executive officer or director may be granted only by our Board or a committee thereof. We intend to disclose future amendments to, or waivers of, our code of business conduct, as and to the extent required by SEC rules and regulations, at the same location on our website identified above or in public filings. We have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to the audit committee.

Limitation of Liability and Indemnification

We have entered into indemnification agreements with each of our directors and executive officers. The agreements provide that we will indemnify each of our directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as one of our directors or executive officers, to the fullest extent permitted by Delaware law, our restated certificate of incorporation and our amended and restated bylaws. In addition, the agreements provide that, to the fullest extent permitted by Delaware law, but subject to various exceptions, we will advance all expenses incurred by our directors in connection with a legal proceeding.

Our restated certificate of incorporation and amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of directors. The restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	for any transaction from which the director derives any improper personal benefit.

Our restated certificate of incorporation also provides that if Delaware law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. The foregoing provisions of the restated certificate of incorporation are not intended to limit the liability of directors or officers for any violation of applicable federal securities laws. As permitted by

Section 145 of the Delaware General Corporation Law, our restated certificate of incorporation provides that we may indemnify our directors to the fullest extent permitted by Delaware law and the restated certificate of incorporation provisions relating to indemnity may not be retroactively repealed or modified so as to adversely affect the protection of our directors.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws authorize us (a) to enter into indemnification agreements with our directors and executive officers, which we have done, and (b) to purchase directors’ and officers’ liability insurance, which we currently maintain to cover our directors and executive officers.

Communications to the Board

Stockholders interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director or to the independent directors generally, care of Alimera Sciences, Inc., 6310 Town Square, Suite 400, Alpharetta, Georgia 30005, Attn: Secretary. The Secretary of the Company has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If the Secretary of the Company deems a communication to be appropriate, he will forward it, depending on the subject matter, to the Chair of the Board, the chair of a committee of the Board, the full Board or a particular director, as appropriate.

Director Compensation

The following table describes our current non-employee director compensation program, which consists of annual cash retainers paid in four quarterly payments and options to purchase shares of our common stock:

Term	Compensation
Annual Cash Retainer for All Non-Employee Directors	$40,000
Chair of Board	Additional annual retainer: $45,000
Lead Independent Director (if any)	Additional annual retainer: $15,000
Chair of Audit Committee	Additional annual retainer: $20,000
Chair of Compensation Committee	Additional annual retainer: $15,000
Chair of Nominating and Corporate Governance Committee	Additional annual retainer: $8,000
Non-Chair Member of Audit Committee	Additional annual retainer: $10,000
Non-Chair Member of Compensation Committee	Additional annual retainer: $7,000
Non-Chair Member of Nominating and Corporate Governance Committee	Additional annual retainer: $4,000
Initial Option Grant

Option to purchase up to 6,000 shares of our common stock upon initial election as director which is typically prorated based on the number of days until the 1-year anniversary of the previous year’s annual meeting of stockholders(1)

Annual Option Grant	Option to purchase 6,000 shares of our common stock following each annual meeting of stockholders (1)

(1)Annual options vest and become exercisable in equal monthly installments over the following 12 months after grant if the director provides continuous service through the applicable vesting date. Initial options vest and become exercisable in equal monthly installments through the 1-year anniversary of the previous annual meeting of stockholders if the director provides continuous service through the applicable vesting date. Unless otherwise approved by our compensation committee, all stock option grants to non-employee directors will have an exercise price per share equal to the fair market value of one share of our common stock on the date of grant and will be subject to the terms of the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan, as amended (the “2019 Plan”) or, following its adoption, or the 2023 Plan. Each option granted under the 2019 Plan or the 2023 Plan to each of our non-employee directors that is not fully vested will become fully vested upon (a) a change in control of the Company or (b) such non-employee director’s service terminates due to death.

Our current policy is to reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board and committee meetings.

Director Compensation Table for Year Ended December 31, 2022

The following table sets forth information regarding compensation earned during the fiscal year ended December 31, 2022 by each of our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Brian K. Halak, Ph.D. (1)	54,000	—	—	54,000
Garheng Kong, M.D., Ph.D. (2)	55,000	—	—	55,000
James R. Largent (3)	70,000	—	—	70,000
C. Daniel Myers	85,000	—	—	85,000
Erin Parsons	50,917	—	—	50,917
Peter J. Pizzo, III	64,000	—	—	64,000
John Snisarenko	50,000	—	—	50,000

(1) Dr. Halak resigned from our Board on February 24, 2023.

(2) Dr. Kong resigned from our Board on May 17, 2023.

(3) Mr. Largent resigned from our Board on March 24, 2023.

The following table describes the number of shares of our common stock that are purchasable under outstanding and unexercised options to purchase shares of our common stock held as of December 31, 2022 by each of our non-employee directors who served during 2022, whether exercisable or not:

Name	Number of Common Shares Purchasable under Outstanding Options
Brian K. Halak, Ph.D. (1)	24,171
Garheng Kong, M.D., Ph.D. (2)	23,337
James R. Largent (3)	24,171
C. Daniel Myers	159,003
Erin Parsons	3,255
Peter J. Pizzo, III	24,171
John Snisarenko	12,410

(1)Dr. Halak resigned from our Board on February 24, 2023.

(2) Dr. Kong resigned from our Board on May 17, 2023.

(3) Mr. Largent resigned from our Board on March 24, 2023.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board has selected Grant Thornton LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2023, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Grant Thornton LLP has served as our independent registered public accounting firm since August 23, 2012. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or laws require stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. However, the audit committee of the Board is submitting the appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the Board will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, the audit committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Required Vote and Recommendation of the Board of Directors for Proposal 2

For the selection by the audit committee of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023 to be ratified, we must receive a FOR vote from the holders of a majority of all those outstanding shares that are present or represented by proxy at the Annual Meeting and are cast either affirmatively or negatively on Proposal 2. Abstentions and broker non-votes will not be counted FOR or AGAINST the proposal and will have no effect on the proposal. Brokers holding shares for a beneficial owner that have not received voting instructions with respect to the ratification of the approval of the appointment of Grant Thornton LLP will have discretionary voting authority with respect to this matter.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the fees billed by Grant Thornton LLP, our independent registered public accounting firm, for audit and non-audit services rendered to us in 2022 and 2021. These fees are categorized as audit fees, audit-related fees, tax fees and all other fees. The nature of the services provided in each category is described following the table.

	Year Ended December 31,

	2022	2021

Grant Thornton LLP Fees
Audit fees (1)	$639,069	$516,632
Audit-related fees	—	—
Tax fees (2)	160,339	169,857
All other fees	—	—
Total fees	$799,408	$686,489

(1)The fees billed or incurred by Grant Thornton LLP for professional services in 2022 and 2021 include the review of our quarterly financial statements included in our quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30; the audit of our annual financial statements included in our Annual Reports on Form 10-K for the years ended December 31, 2022 and December 31, 2021; subsidiary audits and the review of and issuance of consents for our registration statements.

(2)In 2022 and 2021, fees billed or incurred by Grant Thornton LLP were for professional services rendered in connection global tax consulting and foreign tax returns, including the reorganization of our foreign subsidiaries.

All fees described above were pre-approved by the audit committee in accordance with applicable SEC requirements.

Pre-Approval Policies and Procedures of the Audit Committee

The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Grant Thornton LLP, our independent registered public accounting firm. The audit committee can pre-approve specified services in defined categories of audit services, audit-related services, and tax services up to specified amounts, as part of the audit committee’s approval of the scope of the engagement of Grant Thornton LLP or on an individual case-by-case basis before Grant Thornton LLP is engaged to provide a service. The audit committee has determined that the rendering of tax-related services by Grant Thornton LLP in 2022 is compatible with maintaining the principal accountant’s independence for audit purposes. Grant Thornton LLP has not been engaged to perform any non-audit services other than tax-related services.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed with management our audited consolidated financial statements and “Management’s Report on Internal Control over Financial Reporting” in Item 9A included in the Annual Report.

The audit committee also discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”). The audit committee received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communication with the audit committee concerning independence and has discussed with Grant Thornton LLP their independence. The audit committee considered with Grant Thornton LLP whether the non-audit services that Grant Thornton LLP provided to us during 2022 were compatible with their independence.

Based upon the review and discussions described above, the audit committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report for filing with the SEC. We have selected Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2023 and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.

Submitted by the Audit Committee of the Board:

The material in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” with the SEC. This Audit Committee Report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent we specifically incorporate it by reference into such filing.

Submitted by the following members of the audit committee:

Peter J. Pizzo, III (Chair)

John Snisarenko

Michael Kaseta

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Overview

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 8, 2023 for:

•	each of our named executive officers;
•	each of our directors;
•	all of our current executive officers and directors as a group; and
•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

The table below is based upon information supplied by officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through June 8, 2023.

The percentage ownership is based upon 8,805,727 shares of common stock outstanding as of June 8, 2023. For purposes of the table below, we deem shares of common stock subject to options and warrants that are currently exercisable or exercisable within sixty (60) days of June 8, 2023 to be outstanding and to be beneficially owned by the person holding the options and warrants for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Certain stockholders listed in the table also hold shares of our Series B Preferred, which are not convertible into shares of our common stock or entitled to voting rights until we obtain Stockholder Approval, as described in the relevant footnotes to the table below.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Beneficially Owned

5% Stockholders (other than our executive officers and directors)
Velan Capital Investment Management LP	1,659,654	(1)	18.8%
Ocumension Therapeutics	1,144,945	(2)	13.0%
Caligan Partners LP	478,777	(3)	5.4%
Morgan Stanley	666,246	(4)	7.6%
Directors and Named Executive Officers
Adam Morgan	1,661,479	(1)(5)	18.9%
C. Daniel Myers	165,003	(6)	1.8%
David Holland	199,676	(7)	2.2%
Erin Parsons	9,255	(8)	*
Jason Werner	1,842	(9)	*
John Snisarenko	18,410	(10)	*
Michael Kaseta	1,825	(11)	*
Peter J. Pizzo, III	28,003	(12)	*
Philip Ashman, Ph.D.	251,338	(13)	2.8%
Richard S. Eiswirth	567,260	(14)	6.3%
All current directors and executive officers as a group (11 persons)	2,979,591	(15)	31.4%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)

These securities are held by entities to which Velan Capital Investment Management LP (“Velan Capital”) serves as the investment manager, including Velan Capital Master Fund LP (“Velan Master”) and Velan Capital SPV I LLC (“Velan SPV”). Velan Master holds 1,659,654 shares of Common Stock, 14,117 shares of Series B Preferred and Warrants to purchase an additional 800,000 shares of Common Stock. The Warrants are exercisable upon the earlier of (a) a change of control of the Company and (b) March 24, 2024. Velan SPV holds 7,000 shares of Series B Preferred. Velan Capital Holdings LLC (“Velan GP”), as the general partner of Velan Master and the managing member of Velan SPV, may be deemed to beneficially own the shares beneficially owned by Velan Master and Velan SPV. The shares of Series B Preferred are not convertible until such time as the Company obtains Stockholder Approval. Velan Capital, as the investment manager of Velan Master and Velan SPV, may be deemed to beneficially own the shares beneficially owned by Velan Master and Velan SPV. Velan Capital Management LLC (“Velan IM GP”), as the general partner of Velan Capital, may be deemed to beneficially own the shares beneficially owned by Velan Master and Velan SPV. Balaji Venkataraman, as a Managing Member of each of Velan GP and Velan IM GP, may be deemed to beneficially own the shares beneficially owned by Velan Master and Velan SPV. Adam Morgan, a member of our Board, as a Managing Member of each of Velan GP and Velan IM GP, may be deemed to beneficially own the shares beneficially owned by Velan Master and Velan SPV. The forgoing information is based on information provided to the Company by Velan Capital. The principal address for Velan Capital is 1055b Powers Place, 2nd Floor, Alpharetta, Georgia 30009.

(2)

The forgoing information is based on a Schedule 13G filed with the SEC on April 30, 2021 by Ocumension Therapeutics (Ocumension). The business address for Ocumension is 56F, One Museum Place, 669 Xin Zha Road, Jing’an District, Shanghai, PRC.

(3)

Includes 478,777 shares of common stock held by Caligan Partners Master Fund LP, a Cayman Islands limited partnership (the “Caligan Fund”) and certain accounts (the “Caligan Accounts”) managed by Caligan Partners LP, a Delaware limited partnership (“Caligan”). In addition to the shares of common stock, Caligan is also the beneficial owner of 28,500 shares of Series B Preferred and Warrants to purchase an additional 800,000 shares of common stock.  The Warrants are exercisable upon the earlier of (a) a change of control of the Company and (b) March 24, 2024. The shares of Series B Preferred are not convertible until such time as the Company obtains Stockholder Approval. Caligan and David Johnson, the Managing Partner of Caligan and the Managing Member of Caligan Partners GP LLC (the general partner of Caligan), beneficially owns the securities reported herein that are held by the Caligan Fund and the Caligan Accounts. The business address of Caligan is 515 Madison Avenue, 8th Floor, New York, New York 10022.  The forgoing information is based on a Schedule 13D/A filed with the SEC on May 18, 2023 by Caligan.

(4)	The forgoing information is based on a Schedule 13G/A filed with the SEC on February 8, 2023 by Morgan Stanley. The business address for Morgan Stanley is 1585 Broadway, New York, NY 10036.
(5)	Includes 1,825 shares issuable upon exercise of options exercisable within 60 days of June 8, 2023.
(6)	Includes 165,003 shares issuable upon exercise of options exercisable within 60 days of June 8, 2023.
(7)	Includes 90,876 shares issuable upon exercise of options exercisable within 60 days of June 8, 2023.
(8)	Includes 9,255 shares issuable upon exercise of options exercisable within 60 days of June 8, 2023.
(9)	Includes 921 shares issuable upon exercise of options exercisable within 60 days of June 8, 2023.
(10)	Includes 18,410 shares issuable upon exercise of options exercisable within 60 days of June 8, 2023.
(11)	Includes 1,825 shares issuable upon exercise of options exercisable within 60 days of June 8, 2023.
(12)	Includes 28,003 shares issuable upon exercise of options exercisable within 60 days of June 8, 2023.
(13)	Includes 118,023 shares issuable upon exercise of options exercisable within 60 days of June 8, 2023.
(14)	Includes 244,742 shares issuable upon exercise of options exercisable within 60 days of June 8, 2023.
(15)	Includes 678,883 shares issuable upon exercise of options exercisable within 60 days of June 8, 2023.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

In addition to the compensation arrangements with our directors and executive officers described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2021 and each currently proposed transaction in which:

•	we have been or are to be a participant;
•	the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at yearend for the last two completed fiscal years; and
•

any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Employment Agreements

We have entered into employment agreements with our named executive officers. For more information regarding these agreements, see the section entitled “Employment Agreements with Our Named Executive Officers.”

Equity Grants and Awards to Executive Officers and Directors

We have granted equity to our executive officers and certain of our directors as more fully described in the section entitled “Executive Compensation” and “Director Compensation.”

Series B Convertible Preferred Stock Financing

On March 24, 2023, we entered into a Securities Purchase Agreement (the “Original Purchase Agreement”) with entities affiliated with Caligan Partners LP (together with their respective affiliates, collectively, “Caligan”) and Velan Capital Master Fund LP (together with its respective affiliates, collectively, “Velan”) for the sale of up to 27,000 shares of our Series B Preferred and warrants (the “Warrants”) to purchase up to 5,714,286 shares of our common stock in two tranches. On March 24, 2023, we issued and sold an aggregate of 12,000 shares of Series B Preferred at a per-share purchase price of $1,000 (the “Stated Value”) and the Warrants for aggregate gross proceeds of $12.0 million (the “Tranche 1 Closing”). The proceeds from the Tranche 1 Closing will be used to fund development and commercialization of our existing and pipeline drugs, maintenance of our credit facility and corporate purposes substantially related to the commercialization of our existing and pipeline drugs, as well as the Repurchase (as defined below).

Pursuant to the Original Purchase Agreement, (i) Caligan purchased 6,000 shares of Series B Preferred and warrants to purchase 2,847,143 shares of our common stock for a total purchase price of $6.0 million and (ii) Velan purchased 6,000 shares of Series B Preferred and warrants to purchase 2,847,143 shares of our common stock for a total purchase price of $6.0 million.

On May 17, 2023, we entered into a Joinder and Amendment to Securities Purchase Agreement (the Original Purchase Agreement, as amended by the Joinder and Amendment to Securities Purchase Agreement, the “Purchase Agreement”) with Caligan, Velan and other purchasers identified on the signature pages thereto. On May 17, 2023 (the “Tranche 2 Closing Date”), we issued and sold an aggregate of 66,617 shares of Series B Preferred at a per-share purchase price equal to the Stated Value and 1,401,901 shares of common stock at a per-share purchase price equal to $1.70 for aggregate gross proceeds of $69.0 million. Further, the number of shares of common stock issuable upon exercise of the Warrants was reduced from 5,714,286 to 1,600,000. The proceeds from the Tranche 2 Closing were used to fund a portion of the upfront cash payment due upon our acquisition of the exclusive U.S. commercialization rights for YUTIQ for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye from EyePoint Pharmaceuticals, Inc. on May 17, 2023.

Pursuant to the Purchase Agreement, Caligan and Velan each have certain participation rights in our future financings.  In addition, in accordance with the Purchase Agreement, on May 17, 2023, each of Caligan and Velan entered into a support agreement with us, pursuant to which each of Caligan and Velan agreed to customary provisions requiring them to appear in person or by proxy at any meeting of stockholders held to amend our 2019 Omnibus Incentive Plan or to approve a new 2023 Plan and to vote their shares of common stock in favor of the approval of any such proposals.

Each of Caligan and Velan received the right to designate a director to our Board and they collectively received the right to one Board observer seat upon the Tranche 1 Closing. Velan received the right to designate one additional director for election to our Board upon the Tranche 2 Closing. Caligan received the right to have an additional Board observer seat upon the Tranche 2 Closing and the right to designate one additional director for election to the Board upon Stockholder Approval. The rights to the two observer seats will terminate upon Stockholder Approval.  For so long as Velan beneficially holds 50% or more of the shares of common stock such investor and its affiliates acquired pursuant to the Purchase Agreement (calculated on an as-converted basis based on the applicable conversion price), such investor and its affiliates shall have the right to designate two directors for election to the Board.  For so long as Caligan beneficially holds 50% or more of the shares of common stock such investor and its affiliates acquired pursuant to the Purchase Agreement (calculated on an as-converted basis based on the applicable conversion price), such investor and its affiliates shall have the right to designate one director for election to the Board or, following Stockholder Approval, two directors for election to the Board.  Notwithstanding the foregoing, if any such investor’s ownership position in Alimera is materially reduced, whether through sales by such investor or additional issuances by Alimera, such right shall be concomitantly reduced in any year if required by applicable Nasdaq listing rules.

We are soliciting the approval of our stockholders at the Annual Meeting to approve the issuance of common stock upon conversion of the Series B Preferred and exercise of the Warrants in excess of the applicable conversion and exercise limitations. For more information about the terms of the Series B Preferred and the Warrants, see “Proposal 6 - the Preferred Stock Conversion and Warrant Exercise Proposal”.

Repurchase of Series A Convertible Preferred Stock

As a condition to closing the transactions contemplated by the Original Purchase Agreement, we repurchased all 200,919 shares of common stock and 600,000 shares of Series A Convertible Preferred Stock held by entities affiliated with Palo Alto Investors LP (the “Repurchase”), for an aggregate purchase price of approximately $1.25 million.

EXECUTIVE OFFICERS

The following table provides the name, age and position of each of our executive officers as of the record date. Certain biographical information for each executive officer follows the table.

Name	Age	Position
Richard S. Eiswirth, Jr.	55	President, Chief Executive Officer and Director
Russell L. Skibsted	63	Senior Vice President and Chief Financial Officer
David Holland	59	Chief Marketing Officer, Senior Vice President Corporate Communications and Managed Markets
Philip Ashman, Ph.D.	58	Chief Operating Officer and Senior Vice President Commercial Operations Europe

Richard S. Eiswirth, Jr. - For biographical information about Mr. Eiswirth, see “- Directors” above.

Russell L. Skibsted has served as our Senior Vice President and Chief Financial Officer since January 2023. Prior to his appointment as our Chief Financial Officer and Senior Vice President,  Mr. Skibsted served as Chief Financial Officer and Chief Business Officer of Rockwell Medical, Inc., a commercial healthcare company focused on providing life-sustaining products for patients suffering from blood disorders and diseases associated with the kidney, from September 2020 until November 2022. Previously, Mr. Skibsted served as Chief Financial Officer of AgeX Therapeutics, Inc., a publicly-traded biotechnology company focused on cell therapy targeting the diseases of aging that was spun out of BioTime, Inc. (currently Lineage Cell Therapeutics, Inc.), from July 2017 to May 2020. Prior to that, he served as Chief Financial Officer of BioTime, Inc., a clinical-stage biotechnology company, from November 2015 to January 2019, where he simultaneously, from time to time, performed the role of Chief Financial Officer for several of BioTime’s public and private subsidiaries, including AgeX Therapeutics, OncoCyte Corporation, a publicly-traded developer of novel, non-invasive tests for the early detection of cancer and a former subsidiary of BioTime, Inc., from November 2015 until November 2017, and Asterias Biotherapeutics, Inc., a biotechnology company pioneering the field of regenerative medicine with clinical programs in spinal cord injury and oncology immunotherapy and a former subsidiary of BioTime, Inc., from March 2016 until November 2016. Mr. Skibsted holds a B.A. in Economics from Claremont McKenna College and an MBA from the Stanford Graduate School of Business.

David Holland is one of our co-founders and has served as our Chief Marketing Officer, Senior Vice President Corporate Communications and Managed Markets since January 2019. Prior to that, Mr. Holland served as the Vice President of Marketing from our inception in 2003 through August 2010, when he was appointed the Senior Vice President of Sales and Marketing, a position he held until January 2019. Prior to co-founding Alimera, Mr. Holland served as the Vice President of Marketing of Novartis Ophthalmics from 1998 to 2003. In 1997, Mr. Holland served as Global Head of the Lens Business at CIBA Vision and in 1996, Global Head of the Lens Care Business of CIBA Vision. From 1992 to 1995, Mr. Holland served as the Director of Marketing for CIBA Vision Ophthalmics. From 1989 to 1991, Mr. Holland served as New Products Manager for CIBA Vision. From 1985 to 1989, Mr. Holland served as a Brand Assistant and Assistant Brand Manager of Procter and Gamble. Mr. Holland holds an A.B. in Politics from Princeton University.

Philip Ashman, Ph.D. has served as Chief Operating Officer and Senior Vice President Commercial Operations Europe since January 2019. Previously, Dr. Ashman served as the Senior Vice President, Managing Director Europe since January 2013. Prior to joining us, Dr. Ashman held a number of leadership roles at Bayer from 2006 to 2012, including being responsible for leadership of the market access strategy in the U.K. for Bayer, covering all therapy areas including ophthalmology. Prior to this, Dr. Ashman served as Vice President Global Marketing Oncology at Bayer and also as Vice President Regional Business Unit Head (Europe) Oncology, responsible for the delivery of oncology sales and profitability targets in Europe, Canada, the Middle East and Africa. Before 2006, Dr. Ashman held UK-based business leadership positions in AstraZeneca and Sanofi. Dr. Ashman holds a doctorate in biochemistry from the University of London: Royal Holloway and Bedford, U.K., and a Bachelor of Science degree in biochemistry from the University College London, U.K.

Election of Officers

Our executive officers are currently elected by the Board on an annual basis and serve until their successors are duly elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

As a “smaller reporting company”, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the reduced disclosure requirements applicable to smaller reporting companies.

Compensation Objectives and Overview

As a pharmaceutical company, we operate in an extremely competitive, rapidly changing and heavily regulated industry. We believe that the skill, talent, judgment and dedication of our executive officers and other key employees are critical factors affecting our long-term stockholder value. Therefore, our goal is to maintain a compensation program that will fairly compensate our executive officers, attract and retain highly qualified executive officers, motivate the performance of our executive officers towards and reward the achievement of clearly defined corporate goals, and align our executive officers’ long-term interests with those of our stockholders. We believe that for life science companies, stock-based compensation is a significant motivator in attracting employees, and while base salary and the potential for cash bonuses must be at competitive levels, performance is most significantly affected by appropriately relating the potential for creating stockholder value to an individual’s compensation potential through the use of equity awards.

2022 Summary Compensation Table

The following table provides information concerning the compensation paid to our Chief Executive Officer and our next two most highly compensated executive officers for our year ended December 31, 2022. We refer to these individuals as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(5)(6)	All Other Compensation ($)(7)	Total ($)
Richard S. Eiswirth, Jr.
President and Chief Executive Officer	2022 2021	580,000 550,000	- 66,000	124,000 87,675	242,329 168,537	17,869 17,869	964,198 890,081

David Holland
Chief Marketing Officer, Senior Vice President Corporate Communications and Managed Markets	2022 2021	404,000 392,000	- 47,000	43,400 28,181	84,815 54,173	9,500 9,500	541,715 530,854

Philip Ashman, Ph.D.
Chief Operating Officer and Senior Vice President Commercial Operations Europe (1)	2022 2021	356,170 375,484	- 50,890	74,400 50,100	145,398 96,307	33,688 36,228	609,656 609,009

(1)Dr. Ashman was paid an annual salary of £288,000 in 2022 and £273,000 in 2021, which for purposes of this presentation were converted to U.S. Dollars at the average exchange rate for the twelve months ended (a) December 31, 2022 of 1.2367 U.S. Dollars per British Pound Sterling, and (b) December 31, 2021 of 1.3754 U.S. Dollars per British Pound Sterling.

(2) Our compensation committee determined to award no cash bonuses to our named executive officers for the year ended December 31, 2022.

(3)The amounts reported in this column represent the aggregate grant date fair value of awards of shares of restricted stock, computed in accordance with the FASB ASC Topic 718. See Note 15 of the Notes to the Consolidated Financial Statements in the Annual Report for a discussion of our assumptions in determining the ASC 718 values of the restricted stock awards.

(4)The material terms of the restricted stock awards granted in 2022 are as follows:

Name	Grant Date	# of Shares of Restricted Stock	Vesting Dates
Richard S. Eiswirth, Jr.	1/4/2022	25,000	(a)
David Holland	1/4/2022	8,750	(a)
Philip Ashman, Ph.D.	1/4/2022	15,000	(a)

(a)Vest in four equal annual installments beginning January 4, 2023, so long as the officer’s service as an employee of the Company is continuous from the grant date through the applicable anniversary thereof.

(5)The amounts reported in this column represent the aggregate grant date fair value of options awarded computed in accordance with FASB ASC Topic 718. See Note 15 of the Notes to the Consolidated Financial Statements in the Annual Report for a discussion of our assumptions in determining the ASC 718 values of our option awards.

(6)The material terms of the stock options granted in 2022 are described in the following table. Unless otherwise noted, each option vests in 48 equal monthly installments over a four-year period beginning on the initial vesting date.

Name	Initial Vesting Date	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
Richard S. Eiswirth, Jr.	2/4/2023	75,000	4.96	1/3/2032
David Holland	2/4/2023	26,250	4.96	1/3/2032
Philip Ashman, Ph.D.	2/4/2023	45,000	4.96	1/3/2032

(7)All Other Compensation includes:

(a) for Mr. Eiswirth, the 2022 amount was composed of 401(k) matching contributions for his benefit, short-term and long-term disability gross-ups paid on his behalf and long-term disability premium payments for his benefit;

(b) for Mr. Holland, the 2022 amount was composed of 401(k) matching contributions for his benefit and short-term and long-term disability gross-ups paid on his behalf; and

(c) for Dr. Ashman, the 2022 amount was composed of contributions to a private pension of $21,370 and payments of $12,318 for the use of his own car.

Narrative Explanation of Certain Aspects of the Summary Compensation Table

Overview

The compensation paid to Mr. Eiswirth, Mr. Holland and Dr. Ashman in 2022 consisted of the following components:

•base salary;

•cash bonuses; and

•long-term incentive compensation in the form of stock options and grants of restricted stock that vest over four years.

Employment Agreements with Our Named Executive Officers

We have entered into amended and restated employment agreements (each, an Employment Agreement) with two of our named executive officers, Mr. Eiswirth and Mr. Holland. These Employment Agreements are based on the same form and are described below. We have also entered into an Employment Contract with Dr. Ashman (the Ashman Employment Contract), who resides in the U.K., using a form suitable for that jurisdiction, as well as a Change in Control Severance Agreement. The Ashman Employment Contract and the Change in Control Severance Agreement are described below.

The Employment Agreements provide for a starting base salary that may be reviewed and increased from time to time at the discretion of the compensation committee, which has exercised this discretion, including in setting the salaries of Mr. Eiswirth and Mr. Holland for 2022. The Employment Agreements also require us to pay an annual bonus for each year to the executive officer no later than 2 ½ months after the end of that year in the amount, and subject to the terms and conditions of, our cash incentive plan applicable to executive officers. Mr. Eiswirth’s target annual bonus amount shall not be reduced to an amount below 55% of his then-current base salary, and Mr. Holland’s target annual bonus amount shall not be reduced to an amount below 40% of his then-current base salary. Each of Mr. Eiswirth and Mr. Holland is eligible to receive and has received equity awards at the discretion of the compensation committee.

The Ashman Employment Contract (a) provides for a base annual salary that the compensation committee reviews annually and may or may not increase from time to time, at its discretion, and (b) states that he is eligible to receive a discretionary annual bonus with a target of 40% of base salary, subject to such conditions as we may determine. Dr. Ashman has also received equity awards at the discretion of the compensation committee.

Each of the Employment Agreements provides that the applicable named executive officer’s employment with us is “at will,” and the Ashman Employment Contract includes language to that effect.

The named executive officers are entitled to receive all other benefits generally available to our executive officers in the U.S., with Dr. Ashman receiving similar benefits in the U.K. The Employment Agreements with Mr. Eiswirth and Mr. Holland, and the Change in Control Severance Agreement of Dr. Ashman, also provide certain severance and change in control-related benefits to them, including cash severance and vesting acceleration upon the occurrence of certain defined events. Dr. Ashman also receives certain severance benefits as described below. Additional information regarding these agreements is included below.

Base Salaries and Bonuses

For the year ended December 31, 2022, the annual base salaries, target bonuses and cash bonuses actually paid to our named executive officers were as follows:

Name	Base Salary ($)	“Target Bonus” ($) (Not Paid) (1)	Cash Bonus Actually Paid ($)(2)
Richard S. Eiswirth, Jr.	580,000	348,000	-
David Holland	404,000	161,600	-
Philip Ashman, Ph.D.	356,170	160,277	-

 (1) The target bonuses as a percentage of base salary were 60% for Mr. Eiswirth; 40% for Mr. Holland; and 45% for Dr. Ashman.

(2) Our compensation committee determined to award no cash bonuses to our named executive officers for the year ended December 31, 2022.

Long-Term Incentive Compensation - Stock Options and Restricted Stock

We use equity awards for our long-term equity compensation to ensure that our executive officers have a continuing stake in our long-term success. Our long-term incentive awards have primarily been in the form of options to purchase our common stock and restricted stock awards. In January 2022, the compensation committee determined with respect to equity compensation for 2022 that it would be appropriate for approximately 75% of each equity award to be in the form of stock options and 25% to be in the form of restricted stock.

Generally, to align the executive’s interests with those of our stockholders, we make a significant stock option grant to an executive officer at the first regularly scheduled meeting of the compensation committee after the officer commences employment. Typically, both our initial stock option grants to new executive officers and our stock option grants to continuing executive officers vest in 1/48th increments monthly over four years, so long as the officer’s service as our employee is continuous from the grant date through the applicable vesting date. We believe that the resulting overlapping vesting schedule from option awards made in prior years, together with the number of shares subject to each award, helps ensure a meaningful incentive to remain in our employment and to enhance stockholder value over time. In addition to the options to purchase common stock, we also grant our executive officers restricted stock which that vest in four equal annual installments beginning on the first anniversary of the date of grant, so long as the officer’s service as our employee is continuous from the grant date through the applicable vesting date. We believe that these grants of restricted stock, like our option grants, provide a meaningful incentive for the officer to remain in our employment and enhance stockholder value over time.

For information regarding the vesting and acceleration provisions applicable to the options held by our named executive officers, please see “Severance and Change in Control Benefits for Mr. Eiswirth, Mr. Holland and Dr. Ashman” below.

On January 4, 2022, we granted 75,000 stock options and 25,000 shares of restricted stock to Mr. Eiswirth, 26,250 stock options and 8,750 shares of restricted stock to Mr. Holland and 45,000 stock options and 15,000 shares of restricted stock to Dr. Ashman. The exercise price for each stock option is $4.96 per share, the closing price of our common stock on the Nasdaq Global Market on January 4, 2022, and these awards vest as described above.

Outstanding Equity Awards as of December 31, 2022

The following table sets forth information regarding the stock options and restricted stock held by each of our named executive officers as of December 31, 2022. The vesting provisions applicable to each outstanding option and restricted share is described in the footnotes to the following table. For a description of the acceleration of vesting provisions applicable to the equity-based awards held by our named executive officers, please see the section titled “Severance and Change in Control Benefits for Mr. Eiswirth, Mr. Holland and Dr. Ashman” below.

	Option Awards						Stock Awards
Name	Initial Vesting Date (1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Initial Vesting Date (1)		Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)
Richard S. Eiswirth, Jr.	1/16/2014		22,667	-	37.05	12/15/2023
	2/28/2015		18,334	-	82.65	1/28/2025
	2/4/2016		18,334	-	37.05	1/3/2026
	2/20/2017		21,668	-	17.70	1/19/2027
	2/22/2018		20,000	-	17.40	1/21/2028
	2/23/2019	(3)	32,639	695	12.90	1/22/2029
	2/10/2020	(3)	39,010	14,490	6.75	1/09/2030
	2/7/2021	(3)	25,156	27,344	5.10	2/6/2031
	2/4/2022	(3)	17,187	57,813	4.96	1/3/2032
							1/7/2022	(4)	13,125	$35,569
							1/4/2023	(5)	25,000	$67,750
David Holland	1/16/2014		10,001	-	37.05	12/15/2023
	2/28/2015		8,334	-	82.65	1/28/2025
	2/4/2016		8,334	-	37.05	1/3/2026
	2/20/2017		10,001	-	17.70	1/19/2027
	2/22/2018		9,334	-	17.40	1/21/2028
	2/23/2019	(3)	11,098	236	12.90	1/22/2029
	2/10/2020	(3)	10,208	3,792	6.75	1/09/2030
	2/7/2021	(3)	8,085	8,790	5.10	2/6/2031
	2/4/2022	(3)	6,015	20,235	4.96	1/3/2032
							1/7/2022	(4)	4,219	$11,433
							1/4/2023	(5)	8,750	$23,713
Philip Ashman, Ph.D.	1/2/2014		13,334	-	24.45	1/2/2023
	1/16/2014		13,334	-	37.05	12/15/2023
	2/28/2015		8,334	-	82.65	1/28/2025
	2/4/2016		8,334	-	37.05	1/3/2026
	2/20/2017		10,000	-	17.70	1/19/2027
	2/22/2018		10,000	-	17.40	1/21/2028
	2/23/2019	(3)	13,056	278	13.80	1/22/2029
	2/10/2020	(3)	14,583	5,417	6.75	1/09/2030
	2/7/2021	(3)	14,375	15,625	5.10	2/6/2031
	2/4/2022	(3)	10,312	34,688	4.96	1/3/2032
							1/7/2022	(4)	7,500	$20,325
							1/4/2023	(5)	15,000	$40,650

(1)  Unless a footnote indicates otherwise, the award was fully vested at December 31, 2022.

(2)Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price of our common stock on December 30, 2022, which was $2.71. The actual value (if any) to be realized by the officer depends on whether the shares vest and the future performance of our common stock.

(3)  Vests in 48 equal monthly installments over a four-year period beginning on the initial vesting date.

(4)    Vest in four equal annual installments beginning January 7, 2022, so long as the officer’s service as an employee of the Company is continuous from the grant date through the applicable anniversary thereof.

(5)    Vest in four equal annual installments beginning January 4, 2023, so long as the officer’s service as an employee of the Company is continuous from the grant date through the applicable anniversary thereof.

Severance and Change in Control Benefits for Mr. Eiswirth, Mr. Holland and Dr. Ashman

The Employment Agreements of Mr. Eiswirth and Mr. Holland, and the Change in Control Severance Agreement of Dr. Ashman, provide certain severance and change in control benefits as described below. Under each heading below, we describe the terms of the agreements that were in effect during 2022.

Acceleration Provisions for Unvested Options and Shares of Restricted Stock in Event of Change in Control

Each agreement includes acceleration provisions for unvested options and shares of restricted stock (“restricted shares”) in the event of a change in control. (Although we currently have no outstanding restricted stock units, or RSUs, they would be treated in a similar manner to that described in this paragraph.) Under these provisions, if a change in control occurs, each officer will receive 12 months of additional vesting for any stock options and restricted shares that are outstanding and unvested as of the date of such transaction. In addition, the officer’s unvested stock options and restricted shares will vest in full if (a) Alimera is subject to a change in control before the officer’s employment with us terminates and (b) within 12 months after the change in control, we terminate the officer’s employment with us without cause or the officer terminates his employment for good reason. Further, if we are a party to a merger or consolidation, the officer’s unvested stock options and restricted shares will vest in full unless the agreement evidencing the merger or consolidation provides for one or more of the following: (a) the continuation of the officer’s stock options and restricted shares by Alimera if Alimera is the surviving corporation; (b) the assumption of the officer’s stock options and restricted shares by the surviving corporation or its parent; (c) the substitution by the surviving corporation of its parent of new stock options and restricted shares for the officer’s existing stock options and restricted shares; (d) full exercisability of outstanding stock options and full vesting of the stock underlying the restricted shares, followed by the cancellation of such stock options and restricted shares; or (e) the cancellation of the officer’s outstanding stock options and restricted shares and a payment to the officer equal to the excess of (i) the fair market value of the stock subject to such stock options and restricted shares (whether or not such stock options and restricted shares are then exercisable or vested, as applicable) as of the closing date of such merger or consolidation over (ii) the exercise price (for stock options).

Termination Without Cause/Resignation for Good Reason - Not in Connection with a Change in Control

In addition, each of Mr. Eiswirth’s and Mr. Holland’s Employment Agreements provides that if we terminate the applicable named executive officer’s employment without cause or if he resigns for good reason, either more than three months prior to a change in control or more than 18 months after a change in control, subject to the conditions in the Employment Agreement, the officer will be entitled to:

•	100% of his total annual base salary at the rate in effect at the time of termination paid in 12 monthly installments;
•	a cash payment equal to his earned and pro-rated annual bonus; and
•

payment of the premiums for medical insurance coverage for the officer and the officer’s dependents under COBRA for one year following the date of termination or, if earlier, until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

Termination Without Cause/Resignation for Good Reason in Connection with a Change in Control

For each of Mr. Eiswirth, Mr. Holland and Dr. Ashman, if we terminate the applicable named executive officer’s employment without cause or if he resigns for good reason, either within three months prior to a change in control or within 18 months after a change in control, subject to the conditions in the Employment Agreement, the named executive officer will be entitled to:

•	a cash payment equal to his earned and pro-rated annual bonus;
•

for Mr. Eiswirth and Mr. Holland, payment of the premiums for medical insurance coverage for the officer and the officer’s dependents under COBRA, and for Dr. Ashman, payment of the taxable value of any accrued benefit entitlements (subject to such withholdings as required by law, including income tax and national insurance contributions), with the specific number of months of payment varying based on the named executive officer as described below; and

•

a multiple of the sum of (a) his total annual base salary at the rate in effect at the time of termination plus (b) his target bonus in effect at the time of termination, with the specific multiple and timing of payments varying based on the named executive officer as described below:

•

For Mr. Eiswirth, the multiple of the sum is 150%, which will be paid in 18 monthly installments. In addition, the payment of premiums for medical insurance will be for 18 months or until he is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

•

For Mr. Holland, the multiple of the sum is 125%, which will be paid in 15 monthly installments. In addition, the payment of premiums for medical insurance will be for 15 months or until he is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

•

For Dr. Ashman, the multiple of the sum is 100%, which will be paid in 12 monthly installments. In addition, the payment of the taxable value of any accrued benefit entitlements will be for the 12-month period following the termination of employment.

Severance Benefits for Dr. Ashman Not in Connection with a Change in Control

First, either Dr. Ashman or Alimera may terminate the Ashman Employment Contract upon giving six months written notice. In that event, we are obligated to pay Dr. Ashman his salary and provide all other benefits arising under the Ashman Employment Contract during the six-month period, including bonus or other performance-related benefits. In addition, if we terminate the Ashman Employment Contract for reasons other than gross misconduct, or Dr. Ashman resigns from his employment after we have constructively dismissed him from employment, we are obligated to pay an additional sum representing six months’ basic salary, accrued bonus and taxable value of any accrued benefit entitlements within one month following the effective date of termination, subject to deduction of income tax and national insurance contributions. If we dismiss Dr. Ashman for gross misconduct, however, he will not be entitled to any further notice or payment except for the amount that has accrued and is due at the date of termination.

Rationale for Severance and Change in Control Arrangements

Our compensation committee believes that these severance and change in control arrangements mitigate some of the risk that exists for executives working in a smaller company. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent these arrangements. Particularly given the significant acquisition activity in the life science industry, we could be acquired by another company in the future. Accordingly, our compensation committee believes that the larger severance packages resulting from terminations related to change in control transactions, and bonus and vesting packages relating to the change in control itself, will provide an incentive for these executives to help execute such a transaction from its early stages until closing.

Benefits upon Death or Disability

Death of the Officer

The Employment Agreement of each of Mr. Eiswirth and Mr. Holland provides certain benefits if his employment is terminated on account of his death. In that event, we are obligated to pay:

(a)    his base salary through the end of the month in which his death occurred,

(b)    a cash payment equal to his earned and pro-rated annual bonus through the date of death,

(c)    any benefits the officer is entitled to under the terms of any applicable disability plans or other employee benefit plan, and

(d)    the premiums for medical insurance coverage for the officer’s dependents under COBRA for 12 months after the date of death or, if earlier, until the officer’s dependents are eligible to be covered under another substantially equivalent medical insurance plan.

In addition, all of Mr. Eiswirth’s remaining unvested equity awards will vest upon his death.

Disability of the Officer

The Employment Agreement of each of Mr. Eiswirth and Mr. Holland provides certain benefits if his employment is terminated on account of his disability. In that event, we are obligated to pay:

(a)    his base salary through the end of the month in which the termination occurred,

(b)    a cash payment equal to his earned bonus,

(c)    any benefits the officer is entitled to under the terms of any applicable disability plans or other employee benefit plan, and

(d)    the premiums for medical insurance coverage for the named executive officer and the officer’s dependents under COBRA for 18 months after the date of termination or, if earlier, until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

In addition, all of Mr. Eiswirth’s remaining unvested equity awards will vest upon his disability where a “separation from service” as defined in the regulations under Section 409A occurs.

The Ashman Employment Contract does not include provisions regarding benefits if his employment is terminated on account of his death or disability.

Employment Agreement with Our Chief Financial Officer

We entered into an employment agreement with our Chief Financial Officer, Russel L. Skibsted (the Skibsted Agreement), which provides for a starting base salary of $400,000 which may be reviewed and increased from time to time at the discretion of the compensation committee. The Skibsted Agreement requires us to pay an annual bonus for each year to the executive officer no later than 2 ½ months after the end of that year in the amount, and subject to the terms and conditions of, our cash incentive plan applicable to executive officers. Mr. Skibsted’s target annual bonus amount shall not be reduced to an amount below 40% of his then-current base salary. Mr. Skibsted is eligible to receive, and has received, equity awards at the discretion of the compensation committee.

The Skibsted Agreement provides certain severance and change in control benefits as described below. Under each heading below, we describe the terms of the agreements that were in effect during 2022.

Acceleration Provisions for Unvested Options and Shares of Restricted Stock in the Event of a Change in Control

The Skibsted Agreement includes acceleration provisions for unvested options and Restricted Shares in the event of a change in control. Under these provisions, if change in control occurs, Mr. Skibsted will receive 12 months of additional vesting for any stock options and Restricted Shares that are outstanding and unvested as of the date of such transaction. In addition, Mr. Skibsted’s unvested stock options and Restricted Shares will vest in full if (a) Alimera is subject to a change in control before Mr. Skibsted’s employment with Alimera terminates and (b) within 12 months after the change in control, his employment with Alimera is terminated without cause or he terminates his employment for good reason. Further, if Alimera is a party to a merger or consolidation, Mr. Skibsted’s unvested stock options and Restricted Shares will vest in full unless the agreement evidencing the merger or consolidation provides for one or more of the following: (a) the continuation of his stock options and Restricted Shares by Alimera if Alimera is the surviving corporation; (b) the assumption of his stock options and Restricted Shares by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options and Restricted Shares for his existing stock options and Restricted Shares; (d) full exercisability of outstanding stock options and full vesting of the Restricted Shares, followed by the cancellation of such stock options and Restricted Shares in the transaction; or (e) the cancellation of Mr. Skibsted’s outstanding stock options and Restricted Shares and a payment to Mr. Skibsted equal to the excess of (i) the fair market value of the stock subject to such stock options and of the Restricted Shares (whether or not such stock options and Restricted Shares are then exercisable or vested, as applicable) as of the closing date of such merger or consolidation over (ii) the exercise price (for stock options).

Termination without Cause/Resignation for Good Reason Not in Connection with a Change in Control

In addition, the Skibsted Agreement provides that if we terminate Mr. Skibsted’s employment without cause or if he resigns for good reason, either more than three months prior to a change in control or more than 18 months after a change in control, subject to the conditions in the Skibsted Agreement, Mr. Skibsted will be entitled to:

•	his earned but unpaid base salary plus 100% of his total annual base salary at the rate in effect at the time of termination paid in 12 monthly installments;
•

a cash payment equal to his bonus, determined based on the actual performance of Alimera for the full fiscal year in which his employment terminates, that he would have earned for the year in which his employment terminates had he remained employed for the entire year, prorated based on the ratio of the number of days during such year he was employed to 365 (the “Earned Bonus”); and

•

payment of the premiums for medical insurance coverage for Mr. Skibsted and his dependents under COBRA for one year following the date of termination or, if earlier, until he is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

Termination without Cause/Resignation for Good Reason in Connection with a Change in Control

The Skibsted Agreement provides that if we terminate Mr. Skibsted’s employment without cause or if he resigns for good reason, either within three months prior to a change in control or within 18 months after a change in control, subject to the conditions in the Skibsted Agreement, Mr. Skibsted will be entitled to:

•

100% of the sum of (a) his total annual base salary at the rate in effect at the time of termination plus (b) his target bonus in effect at the time of termination, which will be paid in 12 equal monthly installments;

•	a cash payment equal to his Earned Bonus;
•

payment of the premiums for medical insurance coverage for Mr. Skibsted and his dependents under COBRA for 12 months or until he is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

Death

The Skibsted Agreement provides certain benefits if Mr. Skibsted’s employment is terminated on account of his death. In that event, the Company is obligated to pay:

(a)    his base salary through the end of the month in which his death occurred,

(b)    a cash payment equal to his Earned Bonus through the date of death,

(c)    any benefits he is entitled to under the terms of any applicable disability plans or other employee benefit plan, and

(d)    the premiums for medical insurance coverage for his dependents under COBRA for 12 months after the date of death or, if earlier, until his dependents are eligible to be covered under another substantially equivalent medical insurance plan.

In addition, all of Mr. Skibsted’s remaining unvested equity awards will vest upon his death.

Disability

The Skibsted Agreement provides certain benefits if Mr. Skibsted’s employment is terminated on account of his disability. In that event, the Company is obligated to pay:

(a)    his base salary through the end of the month in which the termination occurred,

(b)    a cash payment equal to his Earned Bonus,

(c)    any benefits he is entitled to under the terms of any applicable disability plans or other employee benefit plan, and

(d)    the premiums for medical insurance coverage for him and his dependents under COBRA for 18 months after the date of termination or, if earlier, until he is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

In addition, all of Mr. Skibsted’s remaining unvested equity awards will vest upon his disability.

Other Benefits

Mr. Eiswirth and Mr. Holland are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance, our employee stock purchase plan and our 401(k) plan, in each case on the same basis as other U.S.-based employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers, which are comparable to those provided at peer companies.

Dr. Ashman is eligible to participate in all of our employee benefit plans available to our employees in the U.K., and we contributed $21,370 to a private pension for Dr. Ashman in 2022. In addition, we pay Dr. Ashman a car allowance for use of his own car. That allowance was $12,318 in 2022.

At this time, we do not provide special benefits or other perquisites to our executive officers other than the car allowance to Dr. Ashman.

Policies Regarding Recovery of Awards

Our compensation committee has not adopted a policy that requires us to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. However, we expect to implement a clawback policy in accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) prior to December 1, 2023 as required by Nasdaq listing rules.

Policies on Ownership, Insider Trading, Hedging, 10b5-1 Plans and Pledging

We do not have formal stock ownership guidelines for our executive officers, because the compensation committee is satisfied that stock and option holdings among our executive officers provide motivation and align this group’s interests with those of our stockholders.

Our securities trading policy prohibits our Board members, officers, employees and consultants from engaging in (a) transactions involving options on our securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market, and (b) hedging transactions, such as collars and forward sale contracts.

Our executive officers may enter into trading plans established according to Section 10b5-1 of the Exchange Act with an independent broker-dealer (“broker”), although as of the date of this Proxy Statement, none of our executive officers had a trading plan in effect. These plans may include specific instructions for the broker to exercise vested options and sell Alimera stock on behalf of the executive officer at certain dates, if our stock price is above a specified level or both. Under these plans, the executive officer no longer has control over the decision to exercise and sell the securities in the plan, unless he or she amends or terminates the trading plan during an open trading window. The purpose of these plans is to enable executive officers to recognize the value of their compensation and diversify their holdings of our stock during periods in which the executive officer may be unable to sell our common stock because material information about us had not been publicly released.

Our securities trading policy requires our Board members, officers, employees and consultants to exercise extreme caution in holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Stockholder Advisory Vote on Executive Compensation

At our 2022 annual meeting of stockholders, approximately 99% of the shares voted were in favor of the compensation paid to our named executive officers as disclosed in the proxy statement for the 2022 annual meeting of stockholders. The compensation committee considers this vote to be an endorsement of our compensation philosophy and practices, including our balance between cash and equity compensation and, in light of this, did not implement any significant changes to our executive compensation program as a result of the vote. Both our compensation committee and the Board intend to periodically reevaluate our executive compensation philosophy and practices in light of our performance, needs and developments, including the outcome of future non-binding advisory votes by our stockholders.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how we or our compensation committee view the link between our performance and our named executive officers’ pay.

Pay Versus Performance Table

The table below presents information on the compensation of our chief executive officer and our other named executive officers in comparison to certain performance metrics for 2022 and 2021. The metrics are not those that our compensation committee uses when setting executive compensation. The use of the term “compensation actually paid” is required by the SEC’s rules. Neither “compensation actually paid” nor the total amount reported in the Summary Compensation Table reflect the amount of compensation actually earned, paid or received during the applicable year. Per SEC rules, “compensation actually paid” was calculated by adjusting the Summary Compensation Table Total values for the applicable year as described in the footnotes to the table.

Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”)(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”)(5)	Net Income (Loss) (millions)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	$964,198	$616,505	$575,686	$440,643	$64.22	$(18.1)
2021	$890,081	$1,047,080	$569,932	$614,483	$121.56	$(4.4)

(1)

The dollar amounts reported in column (b) are the amounts of total compensation reported for Richard S. Eiswirth, Jr. (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(2)

The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Eiswirth, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Eiswirth during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Eiswirth’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO ($)
2022	$964,198	$(366,329)	$18,636	$616,505
2021	$890,081	$(256,212)	$413,211	$1,047,080

The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in  same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	$155,562	$(203,567)	$64,092	$2,548	$—	$—	$18,636
2021	$219,490	$(20,831)	$64,788	$149,764	$—	$—	$413,211

(3)

The dollar amounts reported in column (d) represent the average of the amounts reported for our company’s named executive officers as a group (excluding Mr. Eiswirth) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding Mr. Eiswirth) included for purposes of calculating the average amounts in each applicable year are as follows: for 2022 and 2021, Mr. Holland and Dr. Ashman.

(4)

The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Eiswirth), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Eiswirth) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Eiswirth) for each year to determine the compensation actually paid, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards(a) ($)	Average Equity Award Adjustments(b) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	$575,686	$(174,007)	$38,964	$440,643
2021	$569,932	$(114,381)	$158,932	$614,483

(a) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	$73,893	$(66,422)	$30,443	$1,050	$—	$—	$38,964
2021	$97,987	$(7,611)	$28,921	$39,634	$—	$—	$158,932

(5)

Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2021 or 2022.

(6)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

We do not utilize net income (loss) or TSR in our executive compensation program. However, we do utilize several other performance measures to align executive compensation with our performance. As described in more detail above in the section “Executive Compensation – Narrative Explanation of Certain Aspects of the Summary Compensation Table,” part of the compensation our named executive officers are eligible to receive consists of annual performance-based cash bonuses which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals.  Additionally, we view stock options and restricted stock, which are an integral part of our executive compensation program, as related to company performance although not directly tied to net income (loss) or TSR, because they provide value, or provide incremental value in the case of restricted stock, only if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. We believe that stock options and grants of restricted stock provide a meaningful incentive for the officer to remain in our employment and enhance stockholder value over time.

Compensation Actually Paid and Cumulative TSR

As shown in the following graph, the “compensation actually paid” to Mr. Eiswirth and the average amount of “compensation actually paid” to our named executive officers as a group (excluding Mr. Eiswirth) during the periods presented are correlated to cumulative TSR.  A significant portion of their compensation is in the form of long-term equity awards.  The equity awards values are directly tied to our stock price each period. These equity awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

Compensation Actually Paid and Net Income (Loss)

As shown in the following graph, the “compensation actually paid” to Mr. Eiswirth and the average amount of “compensation actually paid” to our named executive officers as a group (excluding Mr. Eiswirth) during the periods presented are correlated with our net income (loss).  We do not use net income (loss) as a financial performance measure in our overall executive compensation program, so this indirect correlation is due to the price of our common stock decreasing during the same periods.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board understands the interests our investors have in the compensation of our executives. In recognition of that interest and as required by Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement. Consistent with the preference expressed by a majority of our stockholders, we currently hold this advisory vote on executive compensation,  commonly known as a “say-on-pay” proposal, every year. Stockholders will have an opportunity to cast an advisory vote on the frequency of advisory votes on executive compensation in Proposal 4 of this Proxy Statement.

Our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our long-term success and will drive the creation of stockholder value. Our goal is to maintain a compensation program that will fairly compensate our executive officers, attract and retain highly qualified executive officers, motivate the performance of our executive officers towards and reward the achievement of clearly defined corporate goals, and align our executive officers’ long-term interests with those of our stockholders. We believe that for life science companies, stock-based compensation is a significant motivator in attracting employees, and while base salary and the potential for cash bonuses must be at competitive levels, performance is most significantly affected by appropriately relating the potential for creating stockholder value to an individual’s compensation potential through the use of equity awards.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Stockholders are encouraged to read “Executive Compensation – Compensation Objectives and Overview,” the accompanying compensation tables, and the narrative disclosure.

Required Vote and Recommendation of the Board of Directors for Proposal 3

For Proposal 3 to be approved, we must receive a FOR vote from the holders of a majority of all those outstanding shares that are present or represented by proxy at the Annual Meeting and are cast either affirmatively or negatively on Proposal 3. Abstentions and broker non-votes will not be counted FOR or AGAINST the proposal and will have no effect on the proposal.

Because the vote on Proposal 3 is an advisory vote, the result will not be binding on the Board or compensation committee. The Board and our compensation committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER

ADVISORY VOTES ON EXECUTIVE COMPENSATION

In Proposal 3, we provided our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, or a “say-on-pay” vote. In accordance with Section 14A of the Exchange Act, in this Proposal 4 we are asking our stockholders to cast a non-binding, advisory vote regarding the frequency of future stockholder advisory votes on executive compensation. Stockholders may vote for a frequency of every one, two, or three years, or may abstain.

Our Board has determined that an annual advisory vote on executive compensation is in the best interests of the Company and our stockholders. Therefore, our Board recommends that the advisory vote on executive compensation be held every “1 Year.”

In formulating its recommendation, the Board was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. An annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and permits our stockholders to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this agenda item every year. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

Stockholders may cast their votes by choosing the option of “1 Year,” “2 Years,” “3 Years,” or “Abstain” in response to the frequency of future stockholder advisory votes on executive compensation.

The option that receives the highest number of votes cast will be deemed the choice of the stockholders. Therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board. Our Board and the compensation committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

Required Vote and Recommendation of the Board of Directors for Proposal 4

For Proposal 4 to be approved, the option of every year, every two years or every three years that receives a majority of the votes cast on this proposal will be the frequency for future advisory votes on executive compensation that is recommended by our stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option recommended by stockholders. Abstentions and broker non-votes will not be counted as votes for this proposal and will have no effect on the proposal.

Because this vote is advisory and non-binding, voting results cannot overrule any decisions made by the Board or compensation committee. Both our Board and compensation committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting future say-on-pay votes. However, the Board may decide that it is in the best interests of our stockholders and the Company to hold say-on-pay votes more or less frequently than the alternative selected by our stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE, ON A NON-BINDING, ADVISORY BASIS, FOR THE OPTION OF “1 YEAR” AS THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 5

APPROVAL OF THE ADOPTION OF THE ALIMERA SCIENCES, INC.

2023 PLAN

The Background of the 2023 Equity Incentive Plan

We are asking stockholders to approve our 2023 Equity Incentive Plan (the “2023 Plan”).  Our Board has approved the 2023 Plan, subject to stockholder approval at the Annual Meeting.  If approved by our stockholders at the Annual Meeting, the 2023 Plan will become effective on the date of the meeting (the “Effective Date”). The 2023 Plan, if approved, will replace our 2019 Omnibus Incentive Plan, as amended (the “Prior Plan”), and no new awards will be granted under the Prior Plan.  Any awards outstanding under the Prior Plan will continue to be outstanding and governed by the provisions of the Prior Plan. If our stockholders do not approve the 2023 Plan, it will not be adopted and we will continue to grant awards under the Prior Plan until it expires or a new plan is approved by our Board and stockholders.

The Prior Plan was originally adopted by our Board and has a ten year term which expires on April 25, 2029.  The use of equity awards under the Prior Plan has been a key component of our compensation program. The ability to grant equity-based compensation awards is critical to attract, retain and motivate our eligible service providers, to reinforce an ownership culture and a commitment to our long-term success, and to continue to align the interests of participants to those of our stockholders. The number of shares of common stock that currently remain available for issuance under the Prior Plan is not sufficient to cover the grants we need to make to our service providers and new hires over the next year.  In the event the 2023 Plan is not approved, we will be limited in our ability to provide equity incentive compensation to current and future employees or board members and, as a result, we may not be able to retain current employees or attract new employees or board members. As such, the approval of the 2023 Plan is necessary to allow us to continue to grant equity awards to eligible service providers.

Purpose of the 2023 Plan

We use equity compensation to attract and retain employees, consultants and non-employee directors, to align stockholder interests through their stock ownership and to conserve cash resources.  For these reasons we believe the 2023 Plan is critical to our long-term success.

Reasons for the Proposal to Approve the 2023 Plan

Stockholder approval of the 2023 Plan is necessary in order for us to (1) meet the stockholder approval requirements of Nasdaq and (2) grant incentive stock options (“ISOs”). Stockholders are also being asked to approve an annual limitation on the compensation paid to non-employee directors.

Material Terms of the 2023 Plan

The following is a summary of the principal features of the 2023 Plan.  This summary is not a complete description of all of the provisions of the 2023 Plan.  It is qualified in its entirety be reference to the full text of the 2023 Plan, a copy of which has been filed with the SEC with this Proxy Statement as Appendix A. To the extent there is a conflict between the terms of this summary and the 2023 Plan, the terms of the 2023 Plan will control.  Any stockholder who desires to obtain a copy of the 2023 Plan may do so by written request to the Company at 6310 Town Square, Suite 400, Alpharetta, GA 30005, Attn: Secretary.

Share Reserve.    The number of shares of our common stock that may be issued under the 2023 Plan is equal to the sum of (a) 3,231,755 shares, (b) shares that are subject to awards granted under the Prior Plan that are outstanding on or after the Effective Date and that are subsequently forfeited, cancelled, expire or lapse unexercised or unsettled or are reacquired by us, (c) the number of shares reserved under the Prior Plan that are not issued or subject to outstanding awards under the Prior Plan on the Effective Date, and (d) the increase in shares described below.

On the first anniversary of the Effective Date, the number of shares of our common stock that may be issued under the 2023 Plan will increase by a number of shares equal to 6% of the number of outstanding shares of our common stock (assuming full conversion of our Series B Preferred Stock into our common stock) on the anniversary of the Effective Date.

In general, to the extent that awards under the 2023 Plan are forfeited, cancelled or expire for any reason before being exercised or settled in full, the shares subject to such awards shall again become available for issuance under the 2023 Plan.  If stock appreciation rights (“SARs”) are exercised or restricted stock units are settled, then only the number of shares (if any) actually issued to the participant shall reduce the number of shares available under the 2023 Plan.  If restricted shares or shares issued upon exercise of options are reacquired by us pursuant to a forfeiture provision, a repurchase right or for any other reason, then such shares shall again become available for issuance under the 2023 Plan. Shares applied to pay the exercise price of an option or satisfy withholding taxes related to any award will again become available for issuance under the 2023 Plan. Further, to the extent an award is settled in cash rather than shares, the cash settlement shall not reduce the number of shares available for issuance under the 2023 Plan.

In addition, the number of shares that we may issue under the 2023 Plan will not be reduced by the number of shares subject to any awards we grant in substitution or assumption of any outstanding awards that were previously issued by a corporation acquired by us, provided that shares subject to any award that is assumed or substituted by us will not again become available for grant to the extent the assumed or substituted award is later forfeited, expired or settled in cash.

Administration.    The 2023 Plan will be administered by our Board or by one or more committees to which the Board delegates such administration (as applicable, the “Administrator”).  Subject to the terms of the 2023 Plan, the Administrator will have complete discretion to make all decisions relating to the 2023 Plan and outstanding awards, including modifying outstanding awards.

Eligibility. Employees (including officers), non-employee directors and consultants who render services to our Company or our affiliates (whether now existing or subsequently established) are eligible to receive awards under the 2023 Plan.  As of June 14, 2023, approximately 170 persons (including three named executive officers and seven non-employee directors) would be eligible to participate in the 2023 Plan.

Types of Awards. Our 2023 Plan provides for the following types of awards:

•	incentive and nonstatutory stock options;
•	stock appreciation rights;
•	restricted stock awards;
•	restricted stock units;
•	performance cash awards; and
•	other awards.

Incentive Stock Option Limit.  No more than 10,000,000 shares of our common stock may be issued under the 2023 Plan upon the exercise of ISOs.

Performance Cash Award Limit: No participant shall be paid more than $5 million in cash in any fiscal year pursuant to performance cash awards.

Annual Limitation on Compensation of Non-Employee Directors.   The aggregate grant date fair value of awards granted to each non-employee director during any fiscal year, together with the value of any cash compensation paid to the non-employee director during such fiscal year, may not exceed $750,000. This limit is increased to $1,000,000 in the fiscal year a non-employee director is initially appointed or elected to the Board. Compensation paid to an individual for services as an employee or consultant will not count towards these limitations.

Repricing. The Administrator has full authority, without specific stockholder approval, to reprice (reduce the exercise price of) options and stock appreciation rights or to approve programs in which options and stock appreciation rights are exchanged for cash or other equity awards on terms the Administrator determines.

Stock Options and Stock Appreciation Rights.    The per share exercise price for options granted under the 2023 Plan may not be less than 100% of the fair market value of a share of our common stock on the date the option is granted. The exercise price of options granted under the 2023 Plan may be paid in cash or, with the Administrator's consent and as set forth in the applicable agreement:

•	with shares that the optionee already owns;
•	by an immediate sale of the option shares through a broker approved by us;
•	by a net exercise procedure; or
•	by any other form consistent with applicable laws, regulations and rules.

An optionee who exercises a SAR receives the increase in value of a share of our common stock over the exercise price. The exercise price for SARs may not be less than 100% of the fair market value of a share of our common stock on the date the SAR is granted. Amounts paid with respect SARs may be made in cash, in shares, or any combination thereof.

Options and SARs vest as determined by the Administrator at the time of grant. Options and SARs expire at the time determined by the Administrator but in no event more than ten years from the date of grant.

The aggregate fair market value, determined at the time of grant, of shares of our common stock that are exercisable with respect to ISOs for the first time by an optionee during any calendar year under all of our equity plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Shares.    Restricted shares may be granted under the 2023 Plan in consideration for (a) cash, (b) property, (c) past or future services rendered to us or our affiliates, (d) cancellation of other equity awards, (e) promissory notes or (f) any other form of legal consideration approved by the Administrator. Restricted shares may be subject to vesting, which is tied to service, attainment of performance goals, or a combination of both, as determined by the Administrator.  Recipients of restricted shares generally have all of the rights of a stockholder with respect to those shares, including voting rights, however any dividends and other distributions on restricted shares will generally be subject to the same restrictions and conditions as the underlying shares.

Restricted Stock Units.  RSUs may be granted under the 2023 Plan for no consideration. In general, RSUs awards will be subject to vesting, which may be tied to length of service, attainment of performance goals, or a combination of both, as determined by the Administrator.  Settlement of RSUs may be made in the form of cash, shares or a combination thereof, as determined by the Administrator. Recipients of RSUs generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the award is settled. At the Administrator’s discretion and as set forth in the applicable RSU agreement, RSUs may provide for the right to dividend equivalents which will generally be subject to the same conditions and restrictions as the RSUs to which they relate.

Performance Cash Awards. Performance cash awards may be granted under the 2023 Plan. Performance cash awards will be subject to the attainment of performance goals and may be subject to vesting that is tied to length of service. The Administrator shall determine the performance goals and other terms and conditions of performance cash awards.

Performance goals for the grant or vesting of awards under the 2023 Plan include earnings (before or after taxes); earnings per share; earnings before interest, taxes, depreciation and amortization; total stockholder return; stockholders equity or return on equity or average stockholders’ equity; return on assets, investment or capital employed; operating income; gross margin; operating margin; net operating income (before or after taxes); return on operating revenue; specified levels or changes in sales or revenue; expense or cost reduction; working capital; economic value added; market share; cash flow; operating cash flow; cash flow per share; share price; debt reduction; customer satisfaction; contract awards or backlog; other objective corporate or individual strategic or individual performance goals; or other measures of performance selected by the Administrator.

Other Awards.    The Administrator may grant other awards based in whole or in part by reference to shares of our common stock and may grant awards under other plans and programs that will be settled with shares issued under the 2023 Plan. The Administrator will determine the terms and conditions of any such awards. At the Administrator’s discretion and as set forth in the applicable other award agreement, other awards may provide for the right to dividends or dividend equivalents which will generally be subject to the same conditions and restrictions as the other awards to which they relate.

Changes in Capitalization.    In the event of certain changes in our capitalization, including a stock split, reverse stock split, a stock dividend, a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, adjustments will automatically be made to (a) the number and kind of shares reserved for issuance under the 2023 Plan, including the number of shares that may be issued under the 2023 Plan as ISOs, and (b) the number and kind of shares subject to each outstanding award and/or the exercise price of each outstanding awards. In the event of an extraordinary dividend, a recapitalization, a spin-off or similar occurrence, the Administrator may, in its sole discretion, make the foregoing adjustments as it deems appropriate.

Corporate Transactions.    In the event that we are a party to a merger, consolidation, or a change in control transaction, all outstanding awards will be governed by the terms of the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which we are a party, in a manner determined by the Administrator). Such treatment may include any of the following actions with respect to each outstanding award:

•	the continuation, assumption, or substitution of an award by the surviving entity or its parent;
•

the cancellation of an outstanding award after an opportunity to exercise or the cancellation of an outstanding award in exchange for a payment equal to the value of the vested shares subject to such award less any applicable exercise price; or

•

the assignment of any reacquisition or repurchase rights held by us in respect of an award of restricted shares to the surviving entity or its parent (with proportionate adjustments made to the price per share to be paid upon exercise of such rights).

The Administrator also has the discretion, exercisable either at the time an award is granted or at any time while the award remains outstanding, to provide for the acceleration of vesting upon the occurrence of a change in control, whether or not the award is to be assumed or replaced in the transaction, or in connection with a termination of the participant’s service without cause following a transaction.

The Administrator is not required to treat all awards, or portions thereof, in the same manner.

For this purpose, a change in control transaction includes:

•	any person acquiring beneficial ownership of more than 50% of our total voting power;
•	the sale or other disposition of all or substantially all of our assets;
•

any merger or consolidation of the Company where persons who were not stockholders of the Company prior to such merger or consolidation own 50% or more of the total voting power of the surviving entity or its parent; or

•

a change in the composition of our board of directors as a result of which members of our Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of our board over a period of twelve months, unless the appointment or election of any new board member was approved or recommended by a majority vote of the members of the Incumbent Board.

Recoupment.  All awards granted under the 2023 Plan, all amounts paid under the 2023 Plan and all shares of our common stock issued under the 2023 Plan will be subject to recoupment, clawback or recovery by us in accordance with applicable law and policy adopted by us.

Amendments or Termination.    Our Board may amend or terminate the 2023 Plan at any time and for any reason and no awards will be made under the 2023 Plan after it is terminated. If not terminated earlier by our Board, the 2023 Plan will automatically terminate on the 10th anniversary of the later of (i) the date our board of directors approved the 2023 Plan or (ii) the date when our Board approved the most recent increase in the number of shares reserved under the 2023 Plan that was also approved by our stockholders. If our Board amends the plan, it does not need to ask for stockholder approval of the amendment unless applicable law so requires. The termination or amendment of the 2023 Plan shall not affect any award previously granted.

Certain Federal Income Tax Aspects of Awards Granted Under the 2023 Plan

        This is a brief summary of the federal income tax aspects of awards that may be made under the 2023 Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards granted under the 2023 Plan depend upon the type of award.

Incentive Stock Options.  No taxable income is recognized by an optionee upon the grant or vesting of an ISO, and no taxable income is recognized at the time an ISO is exercised unless the optionee is subject to the alternative minimum tax. The excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares is includable in alternative minimum taxable income.

If the optionee holds the purchased shares for more than one year after the date the ISO was exercised and more than two years after the ISO was granted (the “required ISO holding periods”), then the optionee will generally recognize long-term capital gain or loss upon disposition of such shares. The gain or loss will equal the difference between the amount realized upon the disposition of the shares and the exercise price paid for such shares. If the optionee disposes of the purchased shares before satisfying either of the required ISO holding periods, then the optionee will recognize ordinary income equal to the fair market value of the shares on the date the ISO was exercised over the exercise price paid for the shares (or, if less, the amount realized on a sale of such shares). Any additional gain will be a capital gain and will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.

Nonstatutory Stock Options.  No taxable income is recognized by an optionee upon the grant or vesting of an NSO. The optionee will generally recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If the optionee is an employee or former employee, the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon resale of the purchased shares, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the optionee.

Restricted Shares.  A participant who receives an award of restricted shares generally does not recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income when the shares vest, subject to withholding if the participant is an employee or former employee. The amount of taxable income is equal to the fair market value of the shares on the vesting date(s) less the cash, if any, paid for the shares. Alternatively a participant may make a one-time election to recognize income at the time the participant receives restricted shares in an amount equal to the fair market value of the restricted shares (less any cash paid for the shares) on the date of the award by making an election under Section 83(b) of the Code.

Restricted Stock Units.  In general, no taxable income results upon the grant of an RSU. The recipient will generally recognize ordinary income, subject to withholding if the recipient is an employee or former employee, equal to the fair market value of the shares that are delivered to the recipient upon settlement of the RSU.  Upon resale of the shares acquired pursuant to an RSU, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the recipient.

Stock Appreciation Rights.  In general, no taxable income results upon the grant of a SAR. A participant will generally recognize ordinary income in the year of exercise equal to the value of the shares or other consideration received. In the case of a current or former employee, this amount is subject to withholding.

Section 409A.  The foregoing description assumes that Section 409A of the Code does not apply to an award. In general, options and SARs are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of the underlying stock at the time the option or SAR was granted. RSUs are subject to Section 409A unless they are settled within two and one half months after the end of the later of (i) the end of our fiscal year in which vesting occurs or (ii) the end of the calendar year in which vesting occurs. Restricted share awards are not generally subject to Section 409A. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% U.S. federal tax in addition to the U.S. federal income tax at the participant’s usual marginal rate for ordinary income.

Tax Consequences to the Company.  We will generally be entitled to an income tax deduction at the time and to the extent a participant recognizes ordinary income as a result of an award granted under the 2023 Plan. However, Section 162(m) of the Code may limit the deductibility of certain awards granted under the 2023 Plan.

New Plan Benefits

        Because the 2023 Plan is discretionary, benefits to be received by individual participants are not determinable, other than the grants currently provided for under our non-employee director compensation program.  See the section entitled “Director Compensation” for more detail on our non-employee director compensation program.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2022, with respect to shares of our common stock that may be issued, subject to certain vesting requirements, under (a) existing awards under our 2010 Equity Incentive Plan (2010 Plan), and (b) existing and future awards under our Prior Plan. The following table also provides information, as of December 31, 2022, with respect to shares of our common stock that we may sell to our employees under our 2010 Employee Stock Purchase Plan (ESPP).

	A	B	C
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Plan Category
Equity compensation plans approved by security holders	1,248,933 (1)	$19.03	766,228 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	1,248,993	$19.03	766,228

(1)Of these shares, 551,834 were subject to stock options then outstanding under the 2010 Plan, 623,505 were subject to stock options then outstanding under the Prior Plan, and 73,594 were outstanding but unvested shares of restricted stock then outstanding under the Prior Plan.

(2)Represents 754,033 shares of common stock available for issuance under our Prior Plan and 12,195 shares of common stock available for issuance under our ESPP. No shares are available for future issuance under the 2010 Plan. In addition, our ESPP provides for annual increases in the number of shares available for issuance thereunder equal to such number of shares necessary to restore the number of shares reserved thereunder to 32,961 shares of our common stock. As such, on January 1, 2023, an additional 20,766 shares became available for future issuance under our ESPP. These additional shares from the annual increase under the ESPP are not included in the table above.

Voting Agreement and Support Agreement

On April 14, 2021, we entered into an exclusive license agreement with Ocumension (Hong Kong) Limited, a wholly owned subsidiary of Ocumension Therapeutics (“Ocumension”). When we entered into the license agreement, we also entered into a voting and investor rights agreement, pursuant to which Ocumension is required to vote its shares of common stock in favor of any proposals recommended by our Board at any meeting of Alimera’s stockholders, subject to certain exceptions. As a result, Ocumension will be required to vote in favor of Proposal 5 at the Annual Meeting. As of the record date, Ocumension held 1,144,945 shares of our common stock.

On May 17, 2023, each of Caligan and Velan entered into a support agreement with us, pursuant to which each of Caligan and Velan agreed to customary provisions requiring them to appear in person or by proxy at any meeting of stockholders held to amend our Prior Plan or to approve a new 2023 Plan and to vote their shares of common stock in favor of the approval of any such proposals. As of the record date, Caligan and Velan collectively held 2,138,431 shares of our common stock.

Required Vote and Recommendation of the Board of Directors for Proposal 5

For Proposal 5 to be approved, we must receive a FOR vote from the holders of a majority of all those outstanding shares that are present or represented by proxy at the Annual Meeting, and are cast either affirmatively or negatively on

Proposal 5. Abstentions and broker non-votes will not be counted FOR or AGAINST the proposal and will have no effect on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2023 EQUITY INCENTIVE PLAN.

PROPOSAL 6

THE PREFERRED STOCK CONVERSION AND WARRANT EXERCISE PROPOSAL

We are asking our stockholders to approve, for purposes of complying with applicable listing rules of the Nasdaq Stock Market (“Nasdaq”), the issuance of shares of our common stock upon conversion of 78,617 shares of our Series B Convertible Preferred Stock (the “Series B Preferred”), and the issuance of up to 1,600,000 shares of common stock upon exercise of warrants (the “Warrants”), which are exercisable for shares of common stock at a price of $2.10 per share. Because the Series B Preferred is subject to a 6% annual dividend, accruing daily, the longer the Series B Preferred remains outstanding, the more shares of underlying common stock the holders thereof may be entitled to receive upon conversion. As of the record date, there were 45,108,240 shares of common stock underlying the Series B Preferred (including accrued but unpaid dividends thereon).

We are proposing the Preferred Stock Conversion and Warrant Exercise Proposal in order to comply with Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d). Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities by a listed company in connection with the acquisition of another company if such securities are not issued in a public offering for cash and (i) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities (the “Acquisition Cap”).

Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the listed company (the “Change of Control Cap”). Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control.

Additionally, under Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by a listed company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction (the “Exchange Cap”).

Background

In March 2023 and May 2023, we completed the following equity financing transactions:

•

On March 24, 2023, we issued and sold an aggregate of 12,000 shares of Series B Preferred at a per-share purchase price of $1,000 (the “Stated Value”) and Warrants to purchase up to 5,714,286 shares of our common stock pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors, including Velan Capital Master Fund LP and certain accounts managed by Caligan Partners LP (collectively, the “Original Investors”) for aggregate gross proceeds of $12.0 million (the “Tranche 1 Closing”).  The initial conversion price of the shares of Series B Preferred and the initial exercise price of the Warrants issued at the Tranche 1 Closing was $2.10, which represented an approximately 136% premium over the average closing price of our common stock on Nasdaq for the five trading days immediately preceding the signing of the Securities Purchase Agreement of $1.54.

•

On May 17, 2023, we entered into a joinder and amendment (the “Amendment”) to the Securities Purchase Agreement (as amended by the Amendment, the “Purchase Agreement”). The Amendment added certain investors (the “New Investors” and together with the Original Investors, the “Investors”) as parties to the Purchase Agreement with respect to the Tranche 2 Closing (as defined below) and amended certain provisions of the Purchase Agreement. Pursuant to the Purchase Agreement, on May 17, 2023, we issued 66,617 shares of Series B Preferred and 1,401,901 shares of common stock, for aggregate gross proceeds of $69.0 million (the “Tranche 2 Closing”). The initial conversion price of the shares of Series B Preferred issued at the Tranche 2 Closing was $1.70, which was greater than the average closing price of our common stock on Nasdaq for the five trading days immediately preceding the signing of the Amendment of $1.696.    Further, pursuant to the terms of the Amendment, we and the Original Investors agreed to reduce the number of shares of common stock issuable upon exercise of the Warrants to 1,600,000.

The Tranche 1 Closing was a closing condition to the Fifth Amendment to our Loan and Security Agreement with investment entities managed by SLR Capital Partners, LLC which extended the maturity date of our the term loan to April 30, 2028, and the interest-only period to April 30, 2025.  A portion of the net proceeds from the Tranche 1 Closing was used to repurchase and retire all of our outstanding Series A Preferred Stock for approximately $938,000. The repurchase eliminated the associated $24 million liquidation preference of the Series A Preferred Stock.

The proceeds from the Tranche 2 Closing were used to fund a portion of the upfront cash payment due upon our acquisition of the exclusive U.S. commercialization rights for YUTIQ for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye from EyePoint Pharmaceuticals, Inc. on May 17, 2023.

Pursuant to the Purchase Agreement, we agreed to hold a stockholder meeting to approve the issuance of shares of our common stock issuable upon conversion of the Series B Preferred and exercise of the Warrants in excess of the Acquisition Cap, the Change of Control Cap and the Exchange Cap for the purposes of compliance with applicable Nasdaq listing rules (“Stockholder Approval”). Accordingly, at the Annual Meeting, stockholders will vote on the Preferred Stock Conversion and Warrant Exercise Proposal.

Summary of Terms of the Series B Convertible Preferred Stock

The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series B Preferred are set forth in the Certificate of Designation of Series B Convertible Preferred Stock (as amended, the “Certificate of Designation”). The Certificate of Designation authorizes 78,617 shares of Series B Preferred. The principal terms of the Series B Preferred are set forth below:

Conversion; Stockholder Approval. Unless and until Stockholder Approval is obtained, the Series B Preferred is not convertible into common stock or any other security of Alimera because when aggregated with the shares of common stock issued at the Tranche 2 Closing, the issuance of any shares of common stock upon conversion thereof would be in excess of the Acquisition Cap and the Exchange Cap, each of which is 1,401,901 (19.99% of the voting power or number of shares of common stock, issued and outstanding immediately prior to the execution of the Purchase Agreement).

If Stockholder Approval is obtained, we will designate a business day no later than ten business days following such vote as the date for the conversion (the “Mandatory Conversion”) of all, but not less than all, of the outstanding Series B Preferred into shares of common stock, upon which such Mandatory Conversion will occur automatically. The number of shares of common stock to be issued upon the Mandatory Conversion shall be determined by dividing (i) the Stated Value (as adjusted for stock dividends, splits, combinations and similar events with respect to the Series B Preferred) (the “Adjusted Stated Value”) plus any accrued but unpaid dividends to which such share of Series B Preferred is then entitled (the “Accrued Dividends”) by (ii) the then-applicable conversion price. No fractional shares shall be issued upon the conversion of the Series B Preferred.

Conversion Price. The initial conversion price of the shares of Series B Preferred issued at the Tranche 1 Closing is $2.10 (the “Tranche 1 Conversion Price”). The initial conversion price of the shares of Series B Preferred issued at the Tranche 2 Closing is $1.70 (the “Tranche 2 Conversion Price”). In each case, the conversion price of the Series B Preferred is subject to certain customary adjustments, including a weighted average anti-dilution adjustment.

Liquidation Preference. In the event of a Liquidation Transaction (as defined in the Certificate of Designation), holders of the Series B Preferred will receive before any proceeds are distributed to the holders of common stock a per-share of Series B Preferred payment equal to the greater of (i) the Adjusted Stated Value, plus the Accrued Dividends, and (ii) the amount each holder of a share of Series B Preferred would be entitled to receive had all shares of Series B Preferred been converted into shares of common stock at the then-applicable conversion price immediately prior to such Liquidation Transaction (without regard to any conversion limitations).

Voting Rights. Except as otherwise set forth in the Certificate of Designation, prior to and following the Annual Meeting, the Series B Preferred will not vote together with the common stock on any matters because the exercise of any such voting rights would be in excess of the Acquisition Cap and the Exchange Cap. Pursuant to Nasdaq listing rules, holders of Series B Preferred will not be entitled to cast votes for the Preferred Stock Conversion and Warrant Exercise Proposal with respect to their Series B Preferred or shares of common stock purchased in the Tranche 2 Closing.

However, for so long as at least 20% of the shares of Series B Preferred issued to the Investors remain outstanding, we may not, without first obtaining approval of the holders of a majority of the outstanding shares of capital stock issued pursuant to the Purchase Agreement: (i) (A) amend the Certificate of Designation, or (B) amend Alimera’s certificate of incorporation (including by filing any new certificate of designation or elimination) or bylaws, in each case with respect to the foregoing clause (B), in a manner that adversely affects the rights, preference or privileges of the Series B Preferred; (ii) increase or decrease the authorized number of shares of Series B Preferred or issue additional shares of Series B Preferred following the Tranche 1 Closing, other than to the Original Investors; (iii) authorize, create, issue or obligate Alimera to issue (by reclassification, merger or otherwise) any security (or any class or series thereof) or any indebtedness, in each case that has any rights, preferences or privileges senior to, or on a parity with, the Series B Preferred, or any security convertible into or exercisable for any such security or indebtedness (other than the issuance of (a) up to an aggregate of $67,500,000 of indebtedness pursuant to Alimera’s credit facility with SLR Investment Corp. (“SLR”), as the same may be amended, refinanced or resyndicated from time to time or (b) up to an aggregate of $500,000 of indebtedness pursuant to operating, capital or equipment leases entered into in the ordinary course of business); (iv) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any shares of capital stock; provided, however, that this restriction is subject to certain limited exceptions set forth in the Certificate of Designation; (v) declare or pay any dividend on any shares of capital stock; (vi) incur any indebtedness in excess of $5,000,000 or any secured indebtedness other than as permitted by the Certificate of Designation; or (vii)  consummate a Liquidation Transaction (as defined in the Certificate of Designation).

Series B Directors. Effective as of the Tranche 1 Closing, each of Caligan and Velan received the right to designate a director to our Board and they collectively received the right to one Board observer seat upon the Tranche 1 Closing. Velan received the right to designate one additional director for election to our Board upon the Tranche 2 Closing. Caligan received the right to have an additional Board observer seat upon the Tranche 2 Closing and the right to designate one additional director for election to the Board upon Stockholder Approval. The rights to the two observer seats will terminate upon Stockholder Approval.  For so long as Velan beneficially holds 50% or more of the shares of common stock such investor and its affiliates acquired pursuant to the Purchase Agreement (calculated on an as-converted basis based on the applicable conversion price), such investor and its affiliates shall have the right to designate two directors for election to the Board.  For so long as Caligan beneficially holds 50% or more of the shares of common stock such investor and its affiliates acquired pursuant to the Purchase Agreement (calculated on an as-converted basis based on the applicable conversion price), such investor and its affiliates shall have the right to designate one director for election to the Board or, following Stockholder Approval, two directors for election to the Board.  Notwithstanding the foregoing, if any such investor’s ownership position in Alimera is materially reduced, whether through sales by such investor or additional issuances by Alimera, such right shall be concomitantly reduced in any year if required by applicable Nasdaq listing rules.

Dividends. The holders of Series B Preferred are entitled to receive dividends and other distributions on a pari passu basis with holders of common stock on an as-converted basis. In addition, prior to Mandatory Conversion, dividends will accrue on the Series B Preferred at an annual rate of 6% of the Stated Value. Such dividends with respect to any share of Series B Preferred shall accrue daily from and after the issuance date, whether or not Alimera has funds legally available for such dividends or such dividends are declared and shall be calculated on the basis of a 360-day year. Dividends will be payable in cash when, as and if declared by the Board.

Redemption. The Series B Preferred is not redeemable.

Warrants

The Warrants have an exercise price equal to the Tranche 1 Conversion Price (initially $2.10 per share; as adjusted pursuant to the Certificate of Designation through the date of Stockholder Approval) and expire seven years from the date of the Tranche 1 Closing. The Warrants are not exercisable prior to Stockholder Approval, other than in the case of a change of control of Alimera. In connection with the Tranche 2 Closing, the Warrants were reduced to be exercisable for an aggregate of 1,600,000 shares of common stock.

Ocumension Voting Agreement

On April 14, 2021, we entered into an exclusive license agreement with Ocumension (Hong Kong) Limited, a wholly owned subsidiary of Ocumension Therapeutics (Ocumension). When we entered into the license agreement, we also entered into a voting and investor rights agreement, pursuant to which Ocumension is required to vote its shares of common stock in favor of any proposals recommended by our Board at any meeting of Alimera’s stockholders, subject to certain exceptions. As a result, Ocumension will be required to vote in favor of the Preferred Stock Conversion and Warrant Exercise Proposal at the Annual Meeting. As of the record date, Ocumension held 1,144,945 shares of our common stock.

Consequences if the Preferred Stock Conversion and Warrant Exercise Proposal Is Approved

The additional shares of common stock that would be issuable to the holders of the Series B Preferred and the Warrants upon conversion or exercise thereof would have the same rights and privileges as the shares of Alimera’s currently authorized common stock. The issuance of such shares will not affect the rights of the holders of outstanding common stock, but such issuances will have a dilutive effect on the existing stockholders, including on the voting power and economic rights of the existing stockholders, and may result in a decline in the price of our common stock or in greater price volatility. If our stockholders approve the Preferred Stock Conversion and Warrant Exercise Proposal, the Series B Preferred will automatically convert into shares of common stock in excess of 19.99% of Alimera’s outstanding shares of common stock, and upon the earlier of (a) a change of control of Alimera and (b) March 24, 2024, the Warrants will be exercisable for an aggregate of 1,600,000 shares of common stock.

In particular, immediately following Stockholder Approval, Velan is expected to hold 25.7% of our common stock and Caligan is expected to hold 31.4% of our common stock (in each case, calculated as of the record date and assuming full exercise of the Warrants for cash). As described above, following Stockholder Approval, each of Velan and Caligan also has the right to designate two directors to our Board, subject to reduction in any year if required by applicable Nasdaq listing rules.

Consequences if the Preferred Stock Conversion and Warrant Exercise Proposal Is Not Approved

We are not seeking the approval of stockholders to authorize entry into the Purchase Agreement, or to issue the Series B Preferred or the Warrants, as we have already done so, and such documents already are binding obligations of Alimera. The failure of our stockholders to approve the Preferred Stock Conversion and Warrant Exercise Proposal will not negate the existing terms of the documents, which will remain a binding obligation of Alimera.

If the stockholders do not approve this proposal, Alimera will be unable to issue in excess of 1,401,901 shares of common stock pursuant to the Purchase Agreement (19.99% of the voting power or number of shares of common stock, issued and outstanding immediately prior to the execution of the Purchase Agreement). Because Alimera issued 1,401,901 shares of common stock to an investor at the Tranche 2 Closing pursuant to the Purchase Agreement, if our stockholders do not approve this proposal, Alimera will not be able to satisfy conversions of the Series B Preferred or exercise of the Warrants. The Series B Preferred will continue to be subject to a 6% annual dividend, accruing daily, until Stockholder Approval occurs.

In addition, if our stockholders do not approve the Preferred Stock Conversion and Warrant Exercise Proposal at the Annual Meeting, pursuant to the Purchase Agreement, we are required to seek stockholder approval of this proposal on an ongoing basis until such approval is obtained. As such, failure to obtain Stockholder Approval at the Annual Meeting will require us to incur the costs of holding one or more additional stockholder meetings until we obtain such approval.

Certain Considerations by Our Directors

Our Board has previously determined that (i) the issuance of the Series B Preferred (and common stock upon conversion of the Series B Preferred) and (ii) the issuance of the Warrants (and common stock upon exercise of the Warrants) were in the best interests of Alimera and its stockholders. In making this determination, the Board considered certain factors including, without limitation, (i) Alimera’s financial position, including its cash resources, operating budgets, and actual and anticipated operating expenses and revenues, (ii) the amount of additional capital anticipated to be required for Alimera’s operations in the near term, (iii) the amount of securities to be offered and sold in the transactions and related dilution to existing common stockholders, (iv) prices at which Alimera’s common stock has been trading on Nasdaq, including the most recent closing price reported, and the notice Alimera received on March 23, 2023 from Nasdaq stating that our listed securities failed to comply with the $15 million market value of publicly held shares requirement for continued listing on the Nasdaq Global Market, (v) conditions in the capital markets, and uncertainties as to future market and economic conditions, (vi) the fairness to Alimera of the sale of the Series B Preferred, the Warrants, and the common stock to the Investors, including but not limited to the proposed terms of the Series B Preferred and the Warrants and (vii) the potential benefits of the YUTIQ acquisition.

In addition, because designees of Caligan and Velan became members of our Board following the Tranche 1 Closing, our Board discussed the proceedings of the Board considering and ratifying the sale of Series B Preferred at the Tranche 2 Closing outside of the presence of representatives of Caligan and Velan. Each of the Tranche 1 Closing and the Tranche 2 Closing was unanimously approved by the members of our Board, including a majority of the independent and disinterested members of the Board, on terms no less favorable to us than those that we believe we could obtain from unaffiliated third parties.

Required Vote and Recommendation of the Board of Directors for Proposal 6

For Proposal 6 to be approved, we must receive a FOR vote from the holders of a majority of all those outstanding shares that are present or represented by proxy at the Annual Meeting and are cast either affirmatively or negatively on Proposal 6. Abstentions and broker non-votes will not be counted FOR or AGAINST the proposal and will have no effect on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PREFERRED STOCK CONVERSION AND WARRANT EXERCISE PROPOSAL.

OTHER MATTERS

This Proxy Statement and the Annual Report are available at our corporate website at www.alimerasciences.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” contained in this Proxy Statement specifically is not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.” In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

As previously noted, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available at www.proxyvote.com. The Annual Report does not include exhibits (other than certain certifications) but does include a list of exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, upon our receipt of the written request of that person, a copy of the exhibits to our Annual Report for a charge of 10 cents per page. Please direct your request to Alimera Sciences, Inc., 6310 Town Square, Suite 400, Alpharetta, Georgia 30005, Attn: Secretary.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares or need additional copies of this Proxy Statement or voting materials, please contact:

Investor Relations

Alimera Sciences, Inc.

6310 Town Square, Suite 400

Alpharetta, Georgia 30005

(678) 990-5740

ir@alimerasciences.com

or

CORE IR

(516) 222-2560

It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card, so your shares will be represented at the Annual Meeting.

The form of proxy card and this Proxy Statement have been approved by the Board and are being mailed or delivered to stockholders by its authority.

The Board of Directors of Alimera Sciences, Inc.

Alpharetta, Georgia

June 29, 2023

Alimera Sciences, Inc.

2023 Equity Incentive Plan

(As Adopted on June 15, 2023)

Appendix A

Alimera Sciences, Inc.
2023 Equity Incentive Plan

ARTICLE 1. INTRODUCTION.

The Plan was adopted by the Board on June 15, 2023, and will become effective immediately upon its approval by the Company’s stockholders.  The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Service Providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to stockholder interests through increased stock ownership.  The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may be ISOs or NSOs), SARs, Restricted Shares, Restricted Stock Units, Performance Cash Awards and Other Awards.  Capitalized terms used in this Plan are defined in Article 14.

ARTICLE 2. ADMINISTRATION.

2.1General.

The Plan may be administered by the Board or one or more Committees to which the Board (or an authorized Board committee) has delegated authority.  If administration is delegated to a Committee, the Committee shall have the powers theretofore possessed by the Board, including, to the extent permitted by applicable law, the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to either the Board or the Administrator shall hereafter also encompass the Committee or subcommittee, as applicable).  The Board may abolish the Committee’s delegation at any time and the Board shall at all times also retain the authority it has delegated to the Committee.  The Administrator shall comply with rules and regulations applicable to it, including under the rules of any exchange on which the Common Shares are traded, and shall have the authority and be responsible for such functions as have been assigned to it.

2.2Section 16.

To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

2.3Powers of Administrator.

Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and Awards granted under the Plan, (d)  determine whether, when and to what extent an Award has become vested and/or exercisable and whether any performance-based vesting conditions, including Performance Goals, have been satisfied, (e) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (g) make all other decisions relating to the operation of the Plan and Awards granted under the Plan.  In addition, with regard to the terms and conditions of Awards granted to Service Providers outside of the United States, the Administrator may vary from the provisions of the Plan (other than any requiring stockholder approval pursuant to Section 13.3) to the extent it determines it necessary or appropriate to do so.

2.4Effect of Administrator’s Decisions.

The Administrator’s decisions, determinations and interpretations shall be final and binding on all interested parties.

2.5Governing Law.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

ARTICLE 3.  SHARES AVAILABLE FOR GRANTS.

3.1Basic Limitation.

Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares.  The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) 3,231,755 Common Shares, (b) any Common Shares subject to outstanding options under the Predecessor Plan on the Effective Date that subsequently are forfeited, cancelled, expire or lapse unexercised and Common Shares issued pursuant to awards granted under the Predecessor Plan that are outstanding on the Effective Date and that are subsequently forfeited to or repurchased by the Company, (c) the number of Common Shares reserved under the Predecessor Plan that are not issued or subject to outstanding awards under the Predecessor Plan on the Effective Date and (d) the additional Common Shares described in Article 3.2 and 3.3.  The number of Common Shares that are subject to Stock Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. The Company shall reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of the Plan.  The numerical limitations in this Article 3.1 shall be subject to adjustment pursuant to Article 9.

3.2One-Time Annual Increase in Shares.

On the first anniversary of the Effective Date, the aggregate number of Common Shares that may be issued under the Plan shall automatically increase by a number equal to 6% of the number of outstanding Common Shares (assuming full conversion of the Company’s Series B Preferred Stock into Common Shares) on the anniversary of the Effective Date.

3.3Shares Returned to Reserve.

To the extent that Options, SARs, Restricted Stock Units or Other Awards are forfeited, cancelled or expire for any reason before being exercised or settled in full, the Common Shares subject to such Awards shall again become available for issuance under the Plan.  If SARs are exercised or Restricted Stock Units are settled, then only the number of Common Shares (if any) actually issued to the Participant upon exercise of such SARs or settlement of such Restricted Stock Units, as applicable, shall reduce the number of Common Shares available under Article 3.1 and the balance shall again become available for issuance under the Plan.  If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason, then such Common Shares shall again become available for issuance under the Plan.  Common Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan.  To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Common Shares available for issuance under the Plan.

3.4Awards Not Reducing Share Reserve in Article 3.1.

To the extent permitted under applicable stock exchange listing standards, any dividend equivalents paid or credited under the Plan with respect to Restricted Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Restricted Stock Units.  In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Article 3.1, nor shall shares subject to Substitute Awards again be available for Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.

3.5Code Section 422 and Other Limits.

Subject to adjustment in accordance with Article 9:

(a) No more than 10,000,000 Common Shares may be issued under the Plan upon the exercise of ISOs.

(b)No Participant shall be paid more than $5 million in cash in any fiscal year pursuant to Performance Cash Awards granted under the Plan.

(c)The aggregate grant date fair value of Awards granted to an Outside Director during any one fiscal year of the Company, together with the value of any cash compensation paid to the Outside Director during such fiscal year, may not exceed $750,000 (on a per-Director basis); provided however that the limitation that will apply in the fiscal year in which the Outside Director is initially appointed or elected to the Board shall instead be $1,000,000.  For purposes of this limitation, the grant date fair value of an Award shall be determined in accordance with the assumptions that the Company uses to estimate the value of share-based payments for financial reporting purposes.  For the sake of clarity, neither Awards granted, nor compensation paid, to an individual for his or her service as an Employee or Consultant, but not as an Outside Director, shall count towards this limitation.

ARTICLE 4.  ELIGIBILITY.

4.1Incentive Stock Options.

Only Employees who are common‑law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.  In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.

4.2Other Awards.

Awards other than ISOs may be granted to both Employees and other Service Providers.

ARTICLE 5.  OPTIONS.

5.1Stock Option Agreement.

Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.  Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The Stock Option Agreement shall specify whether the Option is intended to be an ISO or an NSO.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2Number of Shares.

Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.

5.3Exercise Price.

Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant.  The preceding sentence shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).

5.4Exercisability and Term.

Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable.  The vesting and exercisability conditions applicable to the Option may include service-based conditions, performance-based conditions (including the Performance Goals), such other conditions as the Administrator may determine, or any combination of such conditions.  The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant.  A Stock Option

Agreement may provide for accelerated vesting and/or exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.

5.5Death of Optionee.

After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries.  Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death.  If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.

5.6Modification or Assumption of Options.

Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.

5.7Buyout Provisions.

Except to the extent prohibited by Article 5.6, the Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.

5.8Payment for Option Shares.

The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased.  In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:

(a)Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;

(b)By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;

(c)Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure; or

(d)Through any other form or method consistent with applicable laws, regulations and rules.

ARTICLE 6.  STOCK APPRECIATION RIGHTS.

6.1SAR Agreement.

Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company.  Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various SAR Agreements entered into under the Plan need not be identical.

6.2Number of Shares.

Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.

6.3Exercise Price.

Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.  The preceding sentence shall not apply to a SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A.

6.4Exercisability and Term.

Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable.  The vesting and exercisability conditions applicable to the SAR may include service-based conditions, performance-based conditions (including the Performance Goals), such other conditions as the Administrator may determine, or any combination thereof.  The SAR Agreement shall also specify the term of the SAR; provided that except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 10 years from the date of grant.  A SAR Agreement may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.

6.5Exercise of SARs.

Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine.  The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price.  If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.  A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

6.6Death of Optionee.

After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries.  Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death.  If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of his or her death may be exercised by his or her estate.

6.7Modification or Assumption of SARs.

Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award.  The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, materially impair such Optionee’s rights or obligations under such SAR.

ARTICLE 7.  RESTRICTED SHARES.

7.1Restricted Stock Agreement.

Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company.  Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

7.2Payment for Awards.

Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.

7.3Vesting Conditions.

Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement.  A Restricted Stock Agreement may provide for accelerated vesting upon certain specified events. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals.

7.4Voting and Dividend Rights.

The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides.  A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares.  Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Award with respect to which the dividends were paid.  In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

7.5Modification or Assumption of Restricted Shares.

Within the limitations of the Plan, the Administrator may modify or assume outstanding Restricted Shares or may accept the cancellation of outstanding restricted shares (whether granted by the Company or by another issuer) in return for the grant of new Restricted Shares for the same or a different number of shares or in return for the grant of a different type of Award.  The foregoing notwithstanding, no modification of Restricted Shares shall, without the consent of the Participant, materially impair his or her rights or obligations under such Restricted Shares.

ARTICLE 8.  RESTRICTED STOCK UNITS.

8.1Restricted Stock Unit Agreement.

Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Company.  Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.

8.2Payment for Awards.

To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.

8.3Vesting Conditions.

Each Award of Restricted Stock Units may or may not be subject to vesting, as determined by the Administrator.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement.  Vesting conditions may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof.  A  Restricted Stock Unit Agreement may provide for accelerated vesting upon certain specified events.  Such conditions, at the Administrator’s discretion, may include one or more Performance Goals.

8.4Voting and Dividend Rights.

The holders of Restricted Stock Units shall have no voting rights.  Prior to settlement or forfeiture, Restricted Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents.  Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Restricted Stock Unit is outstanding.  Dividend equivalents may be converted into additional Restricted Stock Units.  Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both.  Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach.

8.5Form and Time of Settlement of Restricted Stock Units.

Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Administrator.  The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors, including Performance Goals.  Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average value of Common Shares over a series of trading days.  Vested Restricted Stock Units shall be settled in such manner and at such time(s) as specified in the Restricted Stock Unit Agreement.  Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Article 9.

8.6Death of Recipient.

Any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries.  Each recipient of Restricted Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death.  If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.

8.7Modification or Assumption of Restricted Stock Units.

Within the limitations of the Plan, the Administrator may modify or assume outstanding restricted stock units or may accept the cancellation of outstanding restricted stock units (whether granted by the Company or by another issuer) in return for the grant of new Restricted Stock Units for the same or a different number of shares or in return for the grant of a different type of Award.  The foregoing notwithstanding, no modification of a Restricted Stock Unit shall, without the consent of the Participant, materially impair his or her rights or obligations under such Restricted Stock Unit.

8.8Creditors’ Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company.  Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

ARTICLE 9.  ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.

9.1Adjustments.

In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares,  a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made to the following:

(a)The number and kind of shares available for issuance under Article 3, including the numerical share limits in Articles 3.1 and 3.5;

(b)The number and kind of shares covered by each outstanding Option, SAR, and Restricted Stock Unit; and/or

(c)The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Restricted Shares.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing.  Any adjustment in the number of shares subject to an Award under this Article 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share.  Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

9.2Dissolution or Liquidation.

To the extent not previously exercised or settled, Options, SARs and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3Corporate Transactions.

In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Article 14.6(d)), all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator may include (without limitation) one or more of the following with respect to each outstanding Award:

(a)The continuation of such outstanding Award by the Company (if the Company is the surviving entity);

(b)The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option or a  SAR shall comply with applicable tax requirements;

(c)The substitution by the surviving entity or its parent of an equivalent  award for such outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or a SAR shall comply with applicable tax requirements;

(d)In the case of an Option or SAR, the cancellation of such Award without payment of any consideration. An Optionee shall be able to exercise his or her outstanding Option or SAR, to the extent such Option or SAR is then vested or becomes vested as of the effective time of the transaction, during a period of not less than five full business days preceding the closing date of the transaction, unless (i) a shorter period is required to permit a timely closing of the transaction and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Option or SAR.  Any exercise of such Option or SAR during such period may be contingent on the closing of the transaction;

(e)The cancellation of such Award and a payment to the Participant with respect to each share subject to the portion of the Award that is vested or becomes vested as of the effective time of the transaction equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (B) the per-share Exercise Price of such Award (such excess, if any, the “Spread”).  Such payment may be made in installments and may be deferred until the date or dates when such Award would have become exercisable or the Common Shares subject to such Award would have vested.  Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Award would have become exercisable or such Common Shares subject to such Award would have vested.   Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread.  In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares, but only to the extent the application of such provisions does not adversely affect the status of the Award as exempt from Code Section 409A.  If the Spread applicable to an Award (whether or not vested) is zero or a negative number, then the Award may be cancelled without making a payment to the Participant. In the event that an Award is subject to Code Section 409A, the payment described in this clause (e) shall be made on the settlement date specified in the applicable Award Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4). For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security;  or

(f)The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.

For avoidance of doubt, the Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide for the acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the transaction, or in connection with a termination of the Participant’s service following a transaction.

Any action taken under this Article 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.

ARTICLE 10.  OTHER AWARDS.

10.1Performance Cash Awards.

A Performance Cash Award is a cash award that may be granted subject to the attainment of specified Performance Goals during a Performance Period.  A Performance Cash Award may also require the completion of a specified period of continuous Service.  The length of the Performance Period, the Performance Goals to be attained during the Performance Period, and the degree to which the Performance Goals have been attained shall be determined conclusively by the Administrator.  Each Performance Cash Award shall be set forth in a written agreement or in a resolution duly adopted by the Administrator which shall contain provisions determined by the Administrator and not inconsistent with the Plan.  The terms of various Performance Cash Awards need not be identical.

10.2Other Awards.

Subject in all events to the limitations under Article 3 above as to the number of Common Shares available for issuance under this Plan, the Company may grant other forms of Awards not specifically described herein and may grant awards under other plans or programs, where such awards are settled in the form of Common Shares issued under this Plan (“Other Awards”). Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Restricted Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.  If any dividends or dividend equivalents are paid with respect to Other Awards, then such dividends or dividend equivalents shall be subject to the same conditions and restrictions as the Other Awards to which they attach.

ARTICLE 11.  LIMITATION ON RIGHTS.

11.1Retention Rights.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider.  The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2Stockholders’ Rights.

Except as set forth in Article 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3Regulatory Requirements.

Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.

11.4Transferability of Awards.

The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law.  Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution;  provided that, in any event, an ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative. In no event may an Award be transferred for any consideration including (without limitation) in exchange for cash or securities.

11.5Recoupment Policy.

All Awards granted under the Plan, all amounts paid under the Plan and all Common Shares issued under the Plan shall be subject to recoupment, clawback or recovery by the Company in accordance with applicable law and with Company policy (whenever adopted) regarding same, whether or not such policy is intended to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other applicable law, as well as any implementing regulations and/or listing standards thereunder.

11.6Other Conditions and Restrictions on Common Shares.

Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine.  Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally.  In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

ARTICLE 12.  TAXES.

12.1General.

It is a condition to each Award under the Plan that a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the

Plan.  The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.

12.2Share Withholding.

To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired.  Such Common Shares shall be valued on the date when they are withheld or surrendered.  Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or other rules.

12.3Section 409A Matters.

Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A.  To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise.  A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A.  In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).

12.4Limitation on Liability.

Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

ARTICLE 13.  FUTURE OF THE PLAN.

13.1Term of the Plan.

The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to approval of the Company’s stockholders under Article 13.3 below.  The Plan shall terminate automatically 10 years after the later of (a) the date when the Board adopted the Plan or (b) the date when the Board approved the most recent increase in the number of Common Shares reserved under Article 3 that was also approved by the Company’s stockholders. The Plan shall serve as the successor to the Predecessor Plan, and no further Awards may be made under the Predecessor Plan after the Effective Date.

13.2Amendment or Termination.

The Board may, at any time and for any reason, amend or terminate the Plan.  No Awards shall be granted under the Plan after the termination thereof.  The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

13.3Stockholder Approval.

To the extent required by applicable law, the Plan will be subject to the approval of the Company’s stockholders within 12 months of its adoption date.  An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

ARTICLE 14.  DEFINITIONS.

14.1“Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.

14.2“Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

14.3“Award” means any award granted under the Plan, including as an Option, a  SAR, a  Restricted Share award, a Restricted Stock Unit award, a Performance Cash Award or an Other Award.

14.4“Award Agreement” means a Stock Option Agreement, a SAR Agreement, a Restricted Stock Agreement, a Restricted Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.

14.5“Board” means the Company’s Board of Directors, as constituted from time to time and, where the context so requires, reference to the “Board” may refer to a Committee to whom the Board has delegated authority to administer any aspect of this Plan.

14.6“Change in Control” means:

(a)Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;

(b)The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c)The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(d)Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.    In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

14.7“Code” means the Internal Revenue Code of 1986, as amended.

14.8“Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.

14.9“Common Share” means one share of the Company’s common stock.

14.10“Company” means Alimera Sciences, Inc., a Delaware corporation.

14.11“Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

14.12“Effective Date” means the date on which the Company’s stockholders approve the Plan.

14.13“Employee” means a common‑law employee of the Company, a Parent, a Subsidiary or an Affiliate.

14.14“Exchange Act” means the Securities Exchange Act of 1934, as amended.

14.15“Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.  “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

14.16“Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable.  If Common Shares are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate.  The Administrator’s determination shall be conclusive and binding on all persons.  Notwithstanding the foregoing, the determination of the Fair Market Value in all cases shall be in accordance with the requirements set forth under Section 409A of the Code to the extent necessary for an Award to comply with, or be exempt from, Section 409A of the Code.

14.17“ISO” means an incentive stock option described in Code Section 422(b).

14.18“NSO” means a stock option not described in Code Sections 422 or 423.

14.19“Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

14.20“Optionee” means an individual or estate holding an Option or SAR.

14.21“Outside Director” means a member of the Board who is not an Employee.

14.22“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

14.23“Participant” means an individual or estate holding an Award.

14.24“Performance Cash Award” means an award of cash granted under Article 10.1 of the Plan.

14.25“Performance Goal” means a goal established by the Administrator for the applicable Performance Period based on one or more of the performance criteria set forth in Appendix A.  Depending on the performance criteria used, a Performance Goal may be expressed in terms of overall Company performance or the performance of a business unit, division, Subsidiary, Affiliate or an individual.  A Performance Goal may be measured either in absolute terms or relative to the performance of one or more comparable companies or one or more relevant indices.  The Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary, unusual or non-recurring items, (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings, or (g) statutory adjustments to corporate tax rates.

14.26“Performance Period” means a period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to a Performance Cash Award or an Award of Restricted Shares or Stock Units that vests based on the achievement of Performance Goals.  Performance Periods may be of varying and overlapping duration, at the discretion of the Administrator.

14.27“Plan” means this Alimera Sciences, Inc. 2023 Equity Incentive Plan, as amended from time to time.

14.28“Predecessor Plan” means the Company’s 2019 Omnibus Incentive Plan, as amended.

14.29“Restricted Share” means a Common Share awarded under the Plan.

14.30“Restricted Stock Agreement” means the agreement consistent with the terms of the Plan between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

14.31“Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

14.32“Restricted Stock Unit Agreement” means the agreement consistent with the terms of the Plan between the Company and the recipient of a Restricted Stock Unit that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.

14.33“SAR” means a stock appreciation right granted under the Plan.

14.34“SAR Agreement” means the agreement consistent with the terms of the Plan between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

14.35“Securities Act” means the Securities Act of 1933, as amended.

14.36“Service Provider” means any individual who is an Employee, Outside Director or Consultant, including any prospective Employee, Outside Director or Consultant who has accepted an offer of employment or service and will be an Employee, Outside Director or Consultant after the commencement of their service.

14.37“Stock Option Agreement” means the agreement consistent with the terms of the Plan between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

14.38“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

14.39“Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company or any Affiliate or with which the Company or any Affiliate combines to the extent permitted by the applicable stock exchange listing standards.

Appendix A

Performance Criteria

The Administrator may establish Performance Goals derived from one or more of the following criteria when it makes Awards of Restricted Shares or Restricted Stock Units that vest entirely or in part on the basis of performance or when it makes Performance Cash Awards:

• Earnings (before or after taxes)	• Sales or revenue
• Earnings per share	• Expense or cost reduction
• Earnings before interest, taxes and depreciation	• Working capital
• Earnings before interest, taxes, depreciation and amortization	• Economic value added (or an equivalent metric)
• Total stockholder return	• Market share
• Return on equity or average stockholders’ equity	• Cash measures including cash flow and cash balance
• Return on assets, investment or capital employed	• Operating cash flow
• Operating income	• Cash flow per share
• Gross margin	• Share price
• Operating margin	• Debt reduction
• Net operating income	• Customer satisfaction
• Net operating income after tax	• Stockholders’ equity
• Return on operating revenue	• Contract awards or backlog
• Objective corporate or individual strategic goals	• Objective individual performance goals
• Other measures of performance selected by the Administrator

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALIMERA SCIENCES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) C. Daniel Myers
02) John Snisarenko
03) Michael Kaseta

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

V19381-P95871

ALIMERA SCIENCES, INC.
Annual Meeting of Stockholders
August 1, 2023 9:30 a.m.

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Russell L. Skibsted and Christopher S. Visick, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Alimera Sciences, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m., Eastern Time, virtually via webcast at www.virtualshareholdermeeting.com/ALIM2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side